As filed with the Securities and Exchange Commission on July 29, 2026

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ECOMINAS CORP.
(Exact name of registrant as specified in its charter)

Nevada	1081	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Calle 2, Edificio UNO,

Las Mercedes, Oficina 2B,

Caracas, Venezuela

416-825-9367

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Spring Valley Solutions, LLC

3651 Lindell Rd Ste D121

Las Vegas, NV, 89103

(307) 216-4405

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Business Legal Advisors, LLC

14888 S. Auburn Sky Drive

Draper, Utah 84020

(801) 634-1984

Attn: Brian Higley, Esq.

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 29, 2026

PRELIMINARY PROSPECTUS

40,000,000 Shares of Common Stock

ECOMINAS CORP.

Common Stock

________________________________

Ecominas Corp. is offering up to 40,000,000 shares of its common stock, par value $0.0001 per share, at a fixed price of $0.01 per share for the duration of this offering. The maximum gross proceeds from the offering will be $400,000. The offering is being conducted on a best-efforts, no-minimum basis. We are not required to sell any minimum number or dollar amount of shares before accepting subscriptions and using offering proceeds. Accordingly, investors will not receive their funds back merely because we sell only a limited number of shares or fail to raise sufficient proceeds to implement our business plan.

Our officers and directors will offer and sell the shares directly on our behalf without the assistance of an underwriter or registered broker-dealer. Our officers and directors will not receive any commissions or other transaction-based compensation in connection with the offering. In participating in the offering, they intend to rely upon the safe-harbor provisions of Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The shares will be offered at the fixed price of $0.01 per share for the duration of the offering. The following table summarizes the gross proceeds that we would receive at various offering levels:

Shares Sold	Percentage of Offering	Gross Proceeds
10,000,000	25%	$100,000
20,000,000	50%	$200,000
30,000,000	75%	$300,000
40,000,000	100%	$400,000

Because there is no minimum offering amount, proceeds will become available to the Company when subscriptions are accepted. The proceeds will not be held in escrow. Once a subscription has been accepted by the Company, the subscription funds generally will not be refundable, except as required by applicable law.

There is no assurance that we will sell any or all of the shares offered by this prospectus. If we sell only a limited number of shares, the proceeds may not be sufficient to implement our business plan or sustain our operations. We may require substantial additional financing even if all of the shares offered hereby are sold.

Prior to this offering, we have 48,215,467 shares of common stock issued and outstanding. This amount includes 36,000,000 restricted shares issued to Ricardo Enrique Silva Canelon and 12,000,000 restricted shares issued to Andrew Gaudet pursuant to executive employment agreements effective July 17, 2026.

Mr. Canelon beneficially owns 36,162,000 shares of common stock, representing approximately 75.00% of our outstanding common stock before this offering. Mr. Gaudet beneficially owns 12,002,000 shares of common stock, representing approximately 24.89% of our outstanding common stock before this offering. Collectively, our officers and directors beneficially own approximately 99.89% of our outstanding common stock before the offering.

If all 40,000,000 shares offered hereby are sold, we will have 88,215,467 shares of common stock outstanding. Upon completion of the maximum offering, Mr. Canelon will beneficially own approximately 41.00% of our outstanding common stock, Mr. Gaudet will beneficially own approximately 13.61%, and our officers and directors as a group will beneficially own approximately 54.60%.

In addition, Mr. Canelon owns all 5,000,000 issued and outstanding shares of our Series B Preferred Stock. Each share of Series B Preferred Stock is entitled to 200 votes and votes together with the common stock as a single class, except where a separate class vote is required. As a result, Mr. Canelon will continue to control substantially all matters submitted to our stockholders for approval, even if all shares offered hereby are sold.

This offering will terminate upon the earliest of:

1.	the date on which all 40,000,000 shares offered hereby have been sold;
2.

180 days after the effective date of the registration statement of which this prospectus forms a part, unless the offering is extended by our Board of Directors for an additional period of up to 90 days; or

3.	the date on which we elect to terminate the offering for any reason.

We will bear all expenses of the offering. Offering expenses may be paid from the proceeds of the offering or from other funds available to the Company.

Our common stock is currently quoted on the OTCID Basic Market operated by OTC Markets Group Inc. under the symbol “ILXPD.” In connection with our 1-for-500 reverse stock split and name change effective July 16, 2026, our trading symbol is expected to change to “ECOC” following expiration of the applicable 20-business-day period. The market for our common stock is limited and highly volatile. There can be no assurance that an active or liquid trading market will develop or be sustained. Investors may be required to hold their shares indefinitely and may lose their entire investment.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and are eligible to take advantage of reduced public-company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE BUYING ANY SHARES, YOU SHOULD CAREFULLY READ THE DISCUSSION OF THE MATERIAL RISKS OF INVESTING IN OUR COMMON STOCK UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 29, 2026

The Company has not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have taken no actions that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

Except where the context otherwise requires or where otherwise indicated throughout this registration statement, the terms “Ecominas,” “we,” “us,” “our,” “our company” “Company” and “our business” refer to Ecominas Corp.

Unless otherwise indicated, all share and per-share information in this prospectus has been adjusted to give effect to the 1-for-500 reverse stock split of our common stock that became effective in the public market on July 16, 2026. The reverse stock split did not reduce the number of authorized shares of our capital stock and did not apply to our outstanding preferred stock.

Business Summary

Ecominas Corp. is an early-stage mining services and mineral-processing company focused on providing operational, technical, equipment, and processing solutions to third-party mining operators, primarily in Latin America.

The Company does not own mineral concessions, mining rights, or mineral reserves and does not currently engage in mineral exploration or extraction. Instead, the Company intends to support existing mining operations by providing processing capacity, equipment deployment, operational oversight, maintenance, material handling, and related technical services.

The Company seeks to serve medium-scale and developing mining operations that may lack sufficient processing infrastructure, equipment, operational capacity, or technical resources to efficiently process mineralized material. Depending on the terms of a particular engagement, the Company may seek to generate revenue through processing fees, fixed or variable service fees, production-sharing or profit-participation arrangements, and performance-based compensation tied to agreed operational metrics.

The Company’s planned mineral-processing services may include crushing and grinding, gravity separation, flotation, dense-media separation, processing of tailings or stockpiled material, and material-handling and throughput-management services. The specific services provided will depend on the characteristics of each project, the equipment available, client requirements, site conditions, and applicable regulatory requirements.

In addition to mineral-processing services, the Company intends to provide operational and technical support, which may include plant operation, maintenance and equipment management, production planning, process monitoring, operational reporting, and initiatives intended to improve throughput, reduce downtime, and manage operating inputs.

The Company intends to use data collection, monitoring systems, commercially available software, internal operating procedures, and analytical methodologies to support its mining services and mineral-processing activities. These tools are intended to supplement physical equipment and on-site operations rather than operate as a separate software or technology business.

The Company does not currently own issued patents, registered proprietary technology, or exclusive software licenses. Certain processes, methodologies, software tools, and development-stage technologies acquired or used by the Company may require additional testing, customization, validation, integration, or third-party support before they can be deployed in commercial operations. There can be no assurance that any such tools or technologies will be successfully developed, commercially deployed, or produce measurable operational improvements.

On July 24, 2026, the Company completed the acquisition of certain technology and intellectual-property assets and operational-use real-property interests pursuant to an Asset Purchase Agreement dated February 5, 2026, as amended on July 24, 2026. The acquired assets include software tools, analytical models, operational methodologies, technical documentation, development-stage technology, and the real-property and land-use interests described in the amended agreement. The Company did not acquire equipment, machinery, vehicles, aircraft, warehouse assets, spare parts, mineral concessions, mineral rights, mineral reserves, an operating mining business, customer contracts, or an existing revenue stream. The Company expects to rent, lease, or otherwise obtain equipment and related operational resources from third parties as needed for particular projects.

The Company is in the early stages of developing its business. As of the date of this prospectus, it has not commenced revenue-generating operations, entered into material commercial service contracts, or generated revenue from its current business plan. Its ability to commence and expand operations will depend on its ability to obtain financing, secure service agreements with third-party mining operators, obtain and deploy rented, leased, or third-party equipment and infrastructure, engage qualified personnel and contractors, and obtain any required project-specific permits or approvals

The Company initially intends to focus on opportunities in Latin America. However, it does not currently maintain permanent operations or facilities in any particular country, and the location and scope of future activities will depend on available projects, contractual terms, regulatory requirements, logistical considerations, and access to capital.

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Core Business Activities

The Company’s planned business activities include:

•	providing mineral-processing capacity and related operational services to third-party mining operators;
•	deploying modular or project-specific processing and material-handling equipment;
•	providing plant-operation, maintenance, production-planning, and technical-support services;
•	assisting clients with processing low-grade material, tailings, stockpiles, concentrates, or other mineralized material where technically and commercially feasible;
•	using operational data, monitoring tools, and analytical methodologies to evaluate processing performance and equipment utilization; and
•	entering into processing-fee, service-fee, production-sharing, profit-participation, or performance-based arrangements.

Business Model

The Company’s business model is based on providing services and processing capacity rather than acquiring and owning mineral concessions or reserves.

Depending on the nature of a project and the agreement with the applicable mining operator, the Company may seek compensation through:

•	fees based on the volume or tonnage of material processed;
•	fixed or variable operational and technical-service fees;
•	production-sharing or profit-participation arrangements;
•	equipment-deployment or processing-capacity charges; and
•	performance-based fees tied to throughput, recovery, downtime, cost reduction, or other agreed operating measures.

The specific pricing, duration, responsibilities, performance criteria, and allocation of operating risk will be negotiated separately for each project.

Technology and Operational Optimization

The Company intends to incorporate technology-enabled tools into its operations where commercially appropriate. These tools may include equipment-monitoring systems, maintenance-tracking tools, operational reporting platforms, data-analysis methods, and process-optimization procedures.

The Company’s use of technology is intended to support equipment utilization, maintenance planning, process monitoring, operational consistency, and management decision-making. The Company does not currently operate as a standalone artificial-intelligence, software, or technology-licensing company.

The Company cannot assure that its use of monitoring, analytical, or optimization tools will result in improved recovery, throughput, operating costs, or profitability.

Stage of Operations

The Company has not commenced full-scale commercial operations and has not generated revenue under its current business plan.

Its current activities are focused on:

•	evaluating and integrating the assets acquired in 2026;
•	developing operating procedures and service offerings;
•	identifying potential service opportunities;
•	assessing equipment condition and deployment requirements;
•	evaluating project-specific regulatory and logistical requirements;
•	identifying contractors, technical personnel, and service providers; and
•	seeking financing to support future operations.

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There can be no assurance that the Company will obtain sufficient financing, secure commercially viable service contracts, successfully deploy its assets, commence revenue-generating operations, or achieve profitability.

Executive Employment Arrangements

Effective July 17, 2026, the Company entered into separate Executive Employment Agreements with Ricardo Enrique Silva Canelon and Andrew Gaudet.

Mr. Canelon serves as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and Chairman of the Board of Directors. Under his agreement, he received 36,000,000 restricted shares of the Company’s common stock as compensation for services to be performed during the 12-month period beginning July 17, 2026 and ending July 16, 2027. He does not receive a cash salary under the agreement. The parties assigned the shares a stated compensation value of $0.01 per share, resulting in an aggregate stated compensation value of $360,000.

Mr. Gaudet serves as the Company’s Chief Operating Officer and as a member of the Board of Directors. Under his agreement, he received 12,000,000 restricted shares of the Company’s common stock as compensation for services to be performed during the same 12-month period. He does not receive a cash salary under the agreement. The parties assigned the shares a stated compensation value of $0.01 per share, resulting in an aggregate stated compensation value of $120,000.

The shares were fully earned and vested upon execution and approval of the respective agreements. The aggregate stated compensation value of the 48,000,000 shares was $480,000. The stated values reflect the contractual values assigned under the employment agreements and do not necessarily represent the grant-date fair value or accounting value determined under generally accepted accounting principles. As a result of the issuances, the Company has 48,215,467 shares of common stock issued and outstanding before giving effect to this offering.

Summary Corporate Information

Ecominas Corp. was incorporated in the State of Nevada on August 22, 1995, under the name H. Herbig Land & Livestock Incorporated. The Company subsequently changed its name to Dermalay Industries, Inc. in 1998 and to International Luxury Products, Inc. in 2005.

In 2019, the Eighth Judicial District Court of Clark County, Nevada appointed Custodian Ventures, LLC as custodian of the Company. Following the custodianship, the Company underwent a series of management and control changes intended to restore its corporate standing and pursue new business opportunities.

In October 2022, Andrew Gaudet was appointed as the Company’s sole officer and director. During 2023, the Company entered into several transactions involving proposed artificial intelligence-related businesses and changed its corporate name first to Maya Innovations Corp. and subsequently to Pure North Analytics Corp. The Company later unwound the Maya Innovations transaction and, in November 2023, changed its legal name back to International Luxury Products, Inc.

On February 4, 2026, Andrew Gaudet sold 81,000,000 shares of the Company’s common stock and 5,000,000 shares of its Series B Preferred Stock to Ricardo Enrique Silva Canelon in a private transaction. As a result of the transaction, Mr. Canelon acquired approximately 75.22% of the Company’s outstanding common stock and all of its outstanding Series B Preferred Stock, thereby obtaining voting control of the Company.

In connection with the change of control, Tejas Bansilal Parikh resigned from all officer and director positions, and Sokratis Sokratous and Gabriela Antoniou resigned as directors. Mr. Canelon was appointed as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and Chairman of the Board of Directors. Andrew Gaudet continued to serve as a director and Chief Operating Officer.

On February 5, 2026, the Company entered into an Asset Purchase Agreement relating to certain assets intended to support mining-services and mineral-processing operations. On July 24, 2026, the parties amended the agreement to exclude all physical assets identified on Schedule A, reduce the consideration from 1,000,000 to 700,000 shares of Series A Preferred Stock, and limit the acquired assets to the technology and intellectual-property assets identified on Schedule B and the operational-use real-property interests identified on Schedule C. The transaction closed on July 24, 2026, and the Company issued 700,000 shares of Series A Preferred Stock to the seller. Following the acquisition, the Company redirected its business strategy toward the development and commercialization of mineral-processing technologies and related operational-optimization solutions under the Ecominas business model.

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On February 10, 2026, the Company changed its legal corporate name with the Nevada Secretary of State from Pure North Analytics Corp. to Ecominas Corp.

On February 23, 2026, the Company filed a Registration Statement on Form 10 with the Securities and Exchange Commission on a voluntary basis pursuant to Section 12(g) of the Exchange Act. The Company filed Amendment No. 1 to the Form 10 on April 9, 2026.

In March 2026, the Company’s Board of Directors and holders of a majority of its voting securities approved a change of the Company’s public-market name to Ecominas Corp., a 1-for-500 reverse split of the Company’s issued and outstanding common stock, and a change in the Company’s trading symbol.

The reverse stock split became effective in the public marketplace on July 16, 2026. Each 500 shares of issued and outstanding common stock were combined into one share of post-split common stock, with fractional shares rounded up to the next whole share. The reverse stock split did not affect the number of shares of capital stock authorized by the Company and did not apply to the Company’s outstanding preferred stock.

Beginning July 16, 2026, the Company’s common stock began trading under the symbol “ILXPD.” The Company’s trading symbol is expected to change to “ECOC” following expiration of the applicable 20-business-day period.

Going Concern

As of March 31, 2026, the Company had no cash or other recorded assets, total current liabilities of $462,749, a working capital deficit of $462,749, and an accumulated deficit of $5,488,880. The Company generated no revenue during the three months ended March 31, 2026 and incurred a net loss of $33,688 during that period.

The report of our independent registered public accounting firm on our audited financial statements for the years ended December 31, 2025 and 2024 includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern will depend on our ability to obtain additional capital, commence revenue-generating operations, secure commercially viable service agreements, and successfully execute our business plan.

Trading Market

The Company’s common stock is traded in the over-the-counter market and is quoted on OTC Markets Group, Inc.’s OTCID tier under the symbol “ILXPD.” The Company’s trading symbol is expected to change to “ECOC” following expiration of the applicable 20-business-day period. As of July 28, 2026, the closing price of our common stock was $25.00 per share.

Trading in our common stock has been limited, and quotations may not represent an active or liquid market. There can be no assurance that an active trading market will develop or be sustained.

Summary of Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider all information contained in this prospectus, including the risks described under “Risk Factors.” These risks include, among others:

•	we are an early-stage company with no revenue and no operating history under our current business plan;
•	substantial doubt exists regarding our ability to continue as a going concern;
•	we have no cash or recorded assets and require substantial additional capital;
•	we have not entered into material revenue-generating service contracts;
•	we do not own mineral concessions, mining rights, or mineral reserves and depend on third-party mining operators;
•	our business is subject to operational, environmental, permitting, political, economic, and international risks;
•	we may not be able to commercially utilize our acquired technology and real-property interests or obtain and deploy necessary third-party equipment;
•	our use of technology, monitoring systems, analytical tools, and operational methodologies may not produce measurable improvements;
•	we face competition from companies with substantially greater resources and operating experience;
•	our operations depend heavily on the continued services of our executive officers;
•	the issuance of 48,000,000 shares to our executive officers has resulted in substantial dilution to our historical stockholders;
•	purchasers in this offering will experience immediate and substantial dilution;
•	there is no minimum offering amount, and limited proceeds may be insufficient to implement our business plan;
•	our management has broad discretion over the use of offering proceeds;
•	Ricardo Enrique Silva Canelon controls substantially all stockholder voting matters through his ownership of the outstanding Series B Preferred Stock;
•	our common stock is quoted on the OTCID Basic Market, has limited liquidity, and may experience significant price volatility;
•	substantially all of our management and assets are located outside the United States, which may make it difficult to effect service of process or enforce U.S. judgments against us or our management;
•	our principal executive office and our Chief Executive Officer are located in Venezuela, which exposes us to Venezuela-specific economic and political risk and to U.S. sanctions programs;
•	this offering is self-underwritten, and no underwriter has conducted an independent due-diligence review of us or the terms of this offering;
•	we are an emerging growth company, and our reliance on reduced disclosure requirements may make our common stock less attractive to investors;
•	we are a former shell company, and resales of our restricted securities under Rule 144 are subject to significant limitations;
•	we do not anticipate paying dividends in the foreseeable future.

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OFFERING SUMMARY

Securities being offered by the Company	Up to 40,000,000 shares of our common stock, par value $0.0001 per share.

Offering price	$0.01 per share for the duration of the offering.

Offering basis	Best efforts, no minimum. We are not required to sell any minimum number or dollar amount of shares.

Gross proceeds	Up to $400,000 if all 40,000,000 shares are sold.

Shares outstanding before the offering	48,215,467 common shares are currently issued and outstanding.

Shares outstanding after the offering	88,215,467 shares of common stock, assuming all 40,000,000 offered shares are sold.

Minimum offering amount	None.

Offering period

The offering will terminate upon the earliest of: (i) the sale of all 40,000,000 shares; (ii) 180 days after the effective date of the registration statement, unless extended by our Board of Directors for an additional period of up to 90 days; or (iii) the date on which we elect to terminate the offering.

Plan of distribution	Our officers and directors will offer the shares directly on our behalf without an underwriter or broker-dealer and without receiving commissions or other transaction-based compensation.

Escrow	None. Subscription proceeds will not be held in escrow and will become available to the Company upon acceptance of a subscription.

Use of proceeds

We intend to use the net proceeds for equipment inspection, repair, transportation and deployment; project evaluation and operational mobilization; personnel and contractors; public-company and regulatory expenses; offering expenses; and general working capital. See “Use of Proceeds.”

Subscriptions	All subscriptions once accepted by us are irrevocable.

Trading market

Our common stock is quoted on the OTCID Basic Market under the symbol “ILXPD” and is expected to trade under the symbol “ECOC” following expiration of the applicable 20-business-day period. Trading is limited, and there can be no assurance that an active or liquid market will develop or be sustained.

Risk Factors	See “Risk Factors“ and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Management Ownership and Voting Control

Before this offering, Ricardo Enrique Silva Canelon beneficially owns 36,162,000 shares of common stock, representing approximately 75.00% of our outstanding common stock, and Andrew Gaudet beneficially owns 12,002,000 shares, representing approximately 24.89%.

If all 40,000,000 shares offered hereby are sold, Mr. Canelon will beneficially own approximately 41.00% of our outstanding common stock, and Mr. Gaudet will beneficially own approximately 13.61%. Our officers and directors as a group will own approximately 54.61% of our outstanding common stock after the maximum offering.

Mr. Canelon also owns all 5,000,000 outstanding shares of Series B Preferred Stock. Each share of Series B Preferred Stock is entitled to 200 votes and votes together with the common stock as a single class, except where a separate class vote is required. As a result, Mr. Canelon will retain voting control of the Company regardless of whether all offered shares are sold.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information contained in this prospectus, including our financial statements and the related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to purchase shares of our common stock. If any of the following risks occurs, our business, financial condition, results of operations, prospects, and the market price of our common stock could be materially and adversely affected. In that event, you could lose all or part of your investment. The risks described below are not the only risks we face. Additional risks and uncertainties that are not presently known to us, or that we currently consider immaterial, may also impair our business or the value of our common stock.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of the risks described below and elsewhere in this prospectus.

RISKS RELATED TO THE OFFERING

Investing in our common stock is highly speculative and could result in the loss of your entire investment.

We are an early-stage company with no revenue from our current business plan, no established commercial operations, limited financial resources, and substantial uncertainty regarding our ability to continue as a going concern. The shares offered by this prospectus are suitable only for investors who can afford to lose their entire investment.

Our business objectives are speculative, and we may be unable to raise sufficient capital, secure service contracts, deploy equipment, commence revenue-generating operations, or achieve profitability. Even if we begin operations, there can be no assurance that our business will generate sufficient cash flow to sustain operations or provide any return to stockholders.

The offering price was determined arbitrarily by management and does not reflect an independent valuation of our common stock.

The fixed offering price of $0.01 per share was determined by our management and is not based on our assets, revenue, earnings, book value, operating history, financial condition, prospects, or any independent appraisal or valuation. Accordingly, the offering price should not be considered an indication of the current or future value of our common stock.

Our common stock is quoted on the OTCID Basic Market, and any quoted market price may be substantially lower than the offering price. Investors purchasing shares in this offering may therefore pay more than the price at which shares may be available in market transactions, if any shares are available for purchase.

The fixed offering price may be substantially higher than the market price of our common stock.

The shares offered by this prospectus will be sold at a fixed price of $0.01 per share for the duration of the offering. We will not adjust the offering price in response to changes in the market price, our financial condition, our operating results, or other developments.

If the quoted market price of our common stock is below the offering price, purchasers may experience an immediate decline in the value of their investment. There can be no assurance that the market price will equal or exceed the offering price at any time.

Because there is no minimum offering amount and proceeds will not be held in escrow, we may accept and use investor funds even if we raise insufficient capital to implement our business plan.

There is no minimum number or dollar amount of shares that must be sold in this offering. Subscription proceeds will not be deposited into an escrow account and will become available to us when subscriptions are accepted.

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We may therefore accept and use an investor’s funds even if no other shares are sold or if the total proceeds are insufficient to commence material operations. Investors will not be entitled to the return of their funds merely because we fail to raise a particular amount, fail to sell all of the offered shares, or fail to implement our business plan.

If only a limited number of shares are sold, we may use the proceeds primarily for legal, accounting, reporting, transfer-agent, offering, and general administrative expenses rather than for revenue-generating activities. In that event, we could remain unable to commence commercial operations and investors could lose their entire investment.

We may sell few or none of the shares offered by this prospectus.

This offering is being conducted on a best-efforts basis. No underwriter, placement agent, or other person has committed to purchase or sell any of the offered shares. There can be no assurance that we will sell any shares or raise any proceeds.

If we are unable to sell a substantial portion of the offered shares, our ability to fund equipment inspection, repair, transportation, deployment, project evaluation, personnel, contractors, working capital, and public-company expenses will be materially limited.

Our officers and directors have limited experience conducting public securities offerings and may be unable to sell any of the offered shares.

Our officers and directors will offer the shares directly on our behalf without the assistance of an underwriter, placement agent, or registered broker-dealer. They will not receive commissions or other transaction-based compensation and intend to rely on Rule 3a4-1 under the Exchange Act.

Our officers and directors are not professional securities salespersons and may have limited experience identifying prospective investors, explaining offering terms, administering subscriptions, or addressing federal and state securities-law requirements. Their participation in the offering may also divert time and attention from the development and operation of our business.

Because this offering is self-underwritten, no underwriter has conducted a due-diligence review of us or the terms of this offering.

We are offering the shares directly through our officers and directors on a best-efforts basis, and no underwriter, placement agent, or broker-dealer is participating in the offering. As a result, no independent party has conducted a due-diligence investigation or review of the Company, our disclosures, or the terms of this offering, and investors will not have the benefit of the independent review, negotiation of offering terms, or pricing discipline that an underwriter customarily provides. Investors also will not have the benefit of any potential claim against an underwriter under the federal securities laws. The offering price and the other terms of the offering were determined solely by our management and may not reflect the terms that would result from an underwritten offering.

Management will have broad discretion over the use of offering proceeds and may use the proceeds in ways that do not improve our operations or stockholder value.

Our proposed use-of-proceeds allocations are estimates. Management will have substantial discretion to change the timing, amount, and purpose for which offering proceeds are used.

Proceeds may be used for equipment-related costs, project evaluation, personnel, contractors, professional fees, public-company compliance expenses, offering expenses, working capital, and other corporate purposes. Proceeds may also be used in transactions involving officers, directors, stockholders, affiliates, or other related parties if approved by the Board of Directors.

Because our Board currently consists only of our two executive officers and directors, there is no independent committee responsible for reviewing the use of proceeds or potential conflicts of interest. Investors will be relying on management’s judgment and may disagree with the manner in which proceeds are allocated.

Purchasers in this offering will experience immediate and substantial dilution.

The offering price per share will exceed the pro forma net tangible book value per share of our common stock immediately after the offering. Accordingly, purchasers will experience immediate dilution in the value of their shares.

Additional dilution may result from future issuances of common stock, preferred stock, convertible securities, warrants, options, compensatory awards, acquisition consideration, or other securities. We have a large number of authorized but unissued shares that may be issued without further stockholder approval, subject to applicable law.

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Even if we sell all of the offered shares, the proceeds may be insufficient to implement our business plan.

The maximum gross proceeds of this offering are $400,000 before deducting offering expenses. Our planned business may require significant expenditures for equipment inspection, repair, transportation, site preparation, infrastructure, personnel, contractors, regulatory compliance, insurance, power, water, logistics, and working capital.

We may therefore require substantial additional financing even if all 40,000,000 offered shares are sold. There can be no assurance that additional financing will be available on acceptable terms or at all.

Subscription funds may be irrevocable and non-refundable after acceptance.

Once we accept a subscription, the investor’s funds generally will not be refundable, except as required by applicable law. Investors will bear the risk that we may raise only limited proceeds, fail to complete our business plan, or use the proceeds without achieving revenue-generating operations.

RISKS RELATED TO OUR COMPANY AND BUSINESS

We are an early-stage company with no operating history in our current business and no revenue.

We are in the early stages of developing a mining-services and mineral-processing business. We have not commenced revenue-generating operations under our current business plan, have not entered into material commercial service contracts, and have not generated revenue from our planned activities.

Our limited operating history makes it difficult to evaluate our business, prospects, and likelihood of success. We may be unable to develop or execute our business plan, secure customers, deploy our assets, establish effective operating procedures, or achieve profitability.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. As of March 31, 2026, we had no cash or other recorded assets, total current liabilities of $462,749, a working capital deficit of $462,749, and an accumulated deficit of $5,488,880. We generated no revenue during the three months ended March 31, 2026 and incurred a net loss of $33,688 during that period.

Our ability to continue as a going concern depends on our ability to obtain financing, commence revenue-generating operations, secure commercially viable service arrangements, and ultimately generate sufficient cash flow to satisfy our obligations. If we are unable to do so, we may be required to curtail or cease operations, and investors may lose their entire investment.

We require substantial additional capital, and financing may not be available on acceptable terms or at all.

The development and execution of our business plan will require capital for equipment inspection, repair, transportation, deployment, infrastructure, personnel, contractors, working capital, professional fees, and regulatory compliance.

We expect to seek financing through equity offerings, debt financings, advances from stockholders or third parties, strategic transactions, joint ventures, or other arrangements. Equity financing may result in substantial dilution, while debt financing may impose repayment obligations, security interests, restrictive covenants, or other burdens.

If adequate financing is unavailable, we may be required to delay, reduce, or discontinue planned activities.

We have no material revenue-generating service contracts, and we may never secure commercially viable engagements.

Our business model depends on entering into agreements with third-party mining operators under which we provide processing capacity, equipment deployment, operational oversight, maintenance, and technical services. We currently have no material revenue-generating service contracts.

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There can be no assurance that we will identify suitable projects, negotiate acceptable terms, complete due diligence, satisfy regulatory requirements, mobilize equipment, or perform services profitably. Prospective operators may decide to perform services internally or engage competitors with greater resources and operating experience.

We do not own mineral concessions, mining rights, or mineral reserves and depend on third parties for access to mining operations.

We do not own or control mineral concessions, mining licenses, mineral rights, or mineral reserves. Our planned operations depend on third-party mining operators that hold or control the necessary rights, permits, and access.

If an operator loses a concession, fails to obtain or maintain required permits, suspends operations, encounters financial difficulties, or otherwise ceases mining activities, our ability to provide services and generate revenue may be materially adversely affected. We have limited ability to control the actions, compliance, financial condition, or operational decisions of third-party operators.

Our acquired technology and real-property interests may not be suitable for commercial use, and our reliance on rented or third-party equipment may require substantial additional investment.

On July 24, 2026, we acquired certain technology and intellectual-property assets and operational-use real-property interests, including software tools, analytical models, methodologies, documentation, development-stage technology, and the land-use interests described in the amended Asset Purchase Agreement.  We have not yet demonstrated that these assets can be integrated into commercially viable operations. The acquired technology assets may require testing, customization, validation, integration, or third-party support. In addition, equipment rented, leased, or otherwise obtained from third parties may require inspection, transportation, installation, modification, maintenance, or replacement before use. The cost of making these assets operational may exceed our estimates, and some assets may ultimately have limited or no commercial value.

Our technology, monitoring systems, analytical tools, and operational methodologies may not produce measurable improvements.

We intend to use data collection, equipment monitoring, commercially available software, internal operating procedures, analytical methods, and other technology-enabled tools to support our planned operations.

We do not currently own issued patents, registered proprietary technology, or exclusive software licenses. Our tools and methodologies may not improve recovery, throughput, equipment utilization, downtime, operating costs, or profitability. They may also be unreliable, incompatible with client systems, difficult to implement, or costly to maintain.

Our operations may be adversely affected by equipment failures, downtime, logistical challenges, and execution risks.

Mining-services and mineral-processing operations involve inherent operational risks, including equipment failures, mechanical breakdowns, power or water interruptions, transportation delays, shortages of parts or consumables, labor constraints, accidents, environmental incidents, and difficulties operating in remote or undeveloped locations.

Our success will depend on our ability to mobilize equipment, coordinate logistics, manage contractors, establish safety and maintenance procedures, and perform services consistently. Operational disruptions could increase costs, delay projects, expose us to liability, and damage our reputation.

Our operations may be subject to environmental, health and safety, labor, and permitting requirements in multiple jurisdictions.

Our processing and operational-support activities may be subject to environmental, health and safety, labor, customs, import-export, business-licensing, and other regulatory requirements. Although responsibility for mining permits and mineral extraction generally rests with third-party operators, our own activities may require project-specific approvals, registrations, or compliance measures.

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Failure to comply with applicable requirements could result in fines, penalties, suspension of operations, remediation obligations, delays, civil liability, or reputational harm. Regulatory changes or increased enforcement could increase costs or restrict our ability to operate.

Our intended international operations expose us to political, economic, legal, and regulatory risks.

We intend to pursue opportunities primarily in Latin America. International operations may expose us to political instability, social unrest, labor disputes, civil disturbances, expropriation, changes in tax or regulatory policy, restrictions on foreign investment, currency controls, import and export restrictions, and difficulties enforcing contracts.

These risks may be greater in jurisdictions with less developed legal systems, limited infrastructure, volatile economic conditions, or changing policies toward mining-related activity. Any such developments could delay projects, increase costs, or prevent us from conducting operations.

Our principal office and Chief Executive Officer are located in Venezuela, which exposes us to significant country-specific and U.S. sanctions risk.

Our principal executive office is located in Caracas, Venezuela, and our Chief Executive Officer and controlling stockholder is based there. Venezuela has experienced prolonged political instability, hyperinflation, currency and exchange controls, and severe economic contraction. In addition, the United States maintains broad economic sanctions, administered by the Office of Foreign Assets Control (OFAC), targeting the Venezuelan government and persons and entities associated with it, and these sanctions programs may be expanded or otherwise change without notice. Our connection to Venezuela could expose us to sanctions-related compliance risk, restrict our access to U.S. banking and capital markets, limit our ability to transfer or receive funds, deter investors, brokers, or financial institutions from dealing in our securities, and increase our legal and compliance costs. Any violation of applicable sanctions, or any expansion of the applicable sanctions programs, could result in civil or criminal penalties and could materially and adversely affect our business, our access to capital, and the value and liquidity of our common stock.

We may be exposed to foreign-currency risk and economic instability.

Revenues, costs, and expenses associated with operations outside the United States may be denominated in foreign currencies. Fluctuations in exchange rates could adversely affect our results of operations and financial condition.

Inflation, devaluation, currency restrictions, banking-system instability, or changes in monetary policy could increase our costs, reduce customer demand, impair counterparties’ ability to pay, or limit our ability to transfer funds. We do not currently engage in hedging activities.

We may face challenges complying with anti-corruption, sanctions, trade-control, and other international laws.

Our international activities may be subject to the U.S. Foreign Corrupt Practices Act, sanctions administered by the U.S. government, anti-money-laundering laws, export controls, customs rules, and similar laws in other jurisdictions.

Compliance may impose significant costs and require controls that we have not yet fully developed. Violations by us, our employees, contractors, agents, partners, or counterparties could result in fines, penalties, criminal liability, loss of licenses, reputational harm, or restrictions on our ability to conduct business.

Substantially all of our management and assets are located outside the United States, which may make it difficult for investors to effect service of process or enforce U.S. judgments against us or our management.

Our principal executive office is located in Caracas, Venezuela, our Chief Executive Officer and controlling stockholder resides in Venezuela, and our other executive officer and director resides in Canada. As a result, substantially all of our assets, and the personal assets of our officers and directors, are located outside the United States. It may be difficult or impossible for investors to effect service of process within the United States upon us or our officers and directors, or to enforce against us or them, in U.S. courts, judgments obtained in those courts predicated upon the civil liability provisions of the federal securities laws. There is also uncertainty as to whether the courts of Venezuela, Canada, or other applicable jurisdictions would recognize or enforce judgments of U.S. courts, or entertain original actions brought in those jurisdictions, based on the civil liability provisions of the U.S. federal securities laws.

Our business may be indirectly affected by fluctuations in commodity prices.

Demand for mining services and mineral-processing activities is influenced by the prices of the commodities produced by our prospective customers. Declines in commodity prices may cause operators to reduce production, delay projects, suspend operations, or decline to invest in processing services.

Although we do not directly own or sell mineral reserves, commodity-price volatility may materially affect demand for our services, contract economics, customer creditworthiness, and our ability to generate revenue.

We face significant competition from companies with greater resources and operating experience.

The mining-services and mineral-processing industry is highly competitive. We expect to compete with regional and international service providers, equipment operators, engineering firms, processing contractors, and mining companies that perform services internally.

Many competitors have greater financial resources, operating histories, technical personnel, equipment fleets, customer relationships, regulatory experience, and access to capital. They may be able to offer lower prices, more favorable terms, faster deployment, or broader services than we can.

Our success depends on key members of management, and the loss of their services could adversely affect our business.

Our development activities are substantially dependent on Ricardo Enrique Silva Canelon and Andrew Gaudet. We have limited personnel and do not maintain key-person life insurance.

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The loss, unavailability, or reduced involvement of either executive could disrupt strategic planning, financing, project evaluation, regulatory compliance, and business development. We may be unable to attract or retain qualified operational, technical, financial, or compliance personnel on acceptable terms.

The shares issued to our executives were fully earned and vested upfront even though the related services are expected to be performed over a 12-month period.

Effective July 17, 2026, we issued 36,000,000 restricted shares to Ricardo Enrique Silva Canelon and 12,000,000 restricted shares to Andrew Gaudet as compensation for services expected to be performed through July 16, 2027.

The shares were fully earned and vested upon execution and approval of the applicable agreements. If either executive’s employment terminates before the end of the term, the shares generally will not be forfeited, cancelled, repaid, or returned, except in limited circumstances involving fraud, willful misconduct, breach of fiduciary duty, applicable law, or a separate written agreement.

Accordingly, an executive could cease providing services before the end of the term while retaining all shares issued under his agreement, and we may receive substantially less service than anticipated.

We expect to recognize substantial stock-based compensation expense in connection with the executive share issuances.

The parties assigned the 48,000,000 shares an aggregate stated compensation value of $480,000, consisting of $360,000 for the shares issued to Mr. Canelon and $120,000 for the shares issued to Mr. Gaudet. These stated values reflect the contractual values assigned under the employment agreements and do not necessarily determine the grant-date fair value required under generally accepted accounting principles. The resulting expense may be material compared with our historical expenses, assets, revenue, and stockholders’ deficit and may significantly increase our reported net loss and accumulated deficit.

Our directors approved compensation arrangements in which each had a direct financial interest.

Our Board of Directors consists solely of Mr. Canelon and Mr. Gaudet. Each director had a direct financial interest in his own employment agreement and related equity award.

Each director disclosed his interest and abstained from approving his own agreement. Mr. Gaudet approved Mr. Canelon’s agreement, and Mr. Canelon approved Mr. Gaudet’s agreement. However, there were no independent directors available to negotiate the arrangements, evaluate the value of the services to be received, or determine whether the compensation was comparable to compensation that might have been negotiated with an unrelated party.

The absence of independent review creates an increased risk that the arrangements may not be viewed as fair to the Company or its stockholders.

We have material weaknesses in internal control and limited accounting and financial-reporting resources.

As an early-stage public company with limited personnel and financial resources, we may lack sufficient segregation of duties, formal accounting policies, technical accounting expertise, and internal review procedures.

Deficiencies in internal control could result in errors in our financial statements, delays in SEC filings, failure to identify material misstatements, or an inability to provide timely and reliable financial information. Remediation may require additional personnel, consultants, systems, and expenditures that we may be unable to afford.

We may become involved in disputes, claims, or litigation that could be costly and disruptive.

Our activities may expose us to contract disputes, employment claims, equipment-related claims, personal-injury claims, environmental claims, securities claims, regulatory proceedings, or disputes with customers, contractors, suppliers, stockholders, or former management.

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Even claims that lack merit may require significant management time and legal expense. We may not have adequate insurance coverage, and an adverse outcome could materially affect our financial condition or ability to operate.

RISKS RELATED TO OUR CAPITAL STOCK

Ricardo Enrique Silva Canelon controls substantially all matters submitted to our stockholders, and public investors will have little or no ability to influence corporate decisions.

Mr. Canelon owns 36,162,000 shares of our common stock and all 5,000,000 outstanding shares of our Series B Preferred Stock. Each share of Series B Preferred Stock is entitled to 200 votes and votes together with our common stock as a single class, except where a separate class vote is required.

The Series B Preferred Stock therefore represents 1,000,000,000 votes. As a result, Mr. Canelon controls substantially all matters submitted to stockholders, including the election and removal of directors, amendments to our Articles of Incorporation, authorization of additional securities, mergers, acquisitions, related-party transactions, and changes in control.

Mr. Canelon will retain voting control even if all 40,000,000 shares offered by this prospectus are sold. His interests may differ from those of public investors, and decisions made under his control may adversely affect the value or liquidity of our common stock.

Our two executive officers own substantially all of our outstanding common stock, which may limit liquidity and create an extremely small public float.

Before this offering, our officers and directors collectively beneficially own 48,164,000 of our 48,215,467outstanding shares of common stock, or approximately 99.89%. Accordingly, only a very small number of shares are held by persons other than management.

This concentration may result in extremely limited public float, low trading volume, wide bid-and-ask spreads, significant price volatility, and difficulty buying or selling shares. Even if all offered shares are sold, our officers and directors will collectively own approximately 54.60% of our outstanding common stock.

The issuance of 48,000,000 shares to our executive officers caused substantial dilution to our historical stockholders.

Immediately before the executive compensation issuances, we had 215,342 shares of common stock outstanding after giving effect to the 1-for-500 reverse stock split. Following the issuances, we had 48,215,467 shares outstanding.

The compensation shares therefore represented substantially all of our outstanding common stock immediately following issuance and caused severe dilution to our pre-existing common stockholders. Additional dilution will occur if shares are sold in this offering or if we issue additional securities.

The recent reverse stock split, name change, and trading-symbol changes may cause continued market confusion and trading volatility.

Effective July 16, 2026, we completed a 1-for-500 reverse stock split, changed our public-market name to Ecominas Corp., and began trading under the temporary symbol “ILXPD.” Our trading symbol is expected to change to “ECOC” following expiration of the applicable 20-business-day period.

These actions significantly changed our outstanding share count, per-share market price, corporate identity, and quotation symbol. Investors, brokers, market-data providers, and other market participants may experience delays or inconsistencies in updating their records, which could result in confusion, quotation discrepancies, settlement delays, reduced liquidity, or increased volatility.

The reverse stock split did not increase the value of our Company or improve our operating results, and any increase in the market price per share may not be sustained.

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The reverse stock split substantially reduced our outstanding shares without reducing our authorized shares, allowing us to issue a large number of additional shares.

Our 1-for-500 reverse stock split reduced our outstanding common stock to 215,342 shares after fractional-share rounding but did not reduce the 700,000,000 shares of common stock authorized under our Articles of Incorporation.

We subsequently issued 48,000,000 shares to our executive officers and are registering an additional 40,000,000 shares in this offering. Our Board may issue additional shares without stockholder approval, subject to applicable law. Such issuances could cause substantial dilution, reduce the market price, and further concentrate voting or economic control.

The terms of our Series B Preferred Stock contain an adjustment provision that may be inconsistent with the treatment of the reverse stock split, which could create uncertainty regarding the number of outstanding Series B shares and the associated voting power.

The certificate of designation governing our Series B Preferred Stock provides that, upon a combination or recapitalization of the outstanding common stock into a different number of shares, the Company shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series B Preferred Stock. Our 1-for-500 reverse stock split effective July 16, 2026 was a combination of the outstanding common stock. The Certificate of Amendment to our Articles of Incorporation that effected the reverse stock split, however, expressly provided that the split applied only to the issued and outstanding shares of common stock and did not change the outstanding preferred stock, and that Certificate of Amendment was approved by Mr. Canelon as the holder of all of the outstanding Series B Preferred Stock. The Company believes that this approval, together with the holder’s waiver rights under the certificate of designation, resulted in the adjustment provision not being applied, so that 5,000,000 shares of Series B Preferred Stock, representing 1,000,000,000 votes, remain outstanding. Because the certificate of designation and the Certificate of Amendment are in apparent tension, however, the Company cannot assure holders that its interpretation will not be challenged. If the adjustment provision were determined to apply notwithstanding the foregoing, the number of outstanding shares of Series B Preferred Stock, and the corresponding voting power held by Mr. Canelon, could be substantially lower than described in this prospectus, and the voting-control, beneficial-ownership, and capital-stock disclosures throughout this prospectus would require revision.

The terms of our Series A Preferred Stock contain potentially inconsistent conversion provisions, which may result in uncertainty, disputes, or dilution.

Our governing documents contain provisions describing the conversion and holding-period rights of our Series A Preferred Stock. One provision refers to conversion following the one-year anniversary of issuance, while another refers to an 18-month holding period.

This apparent inconsistency may create uncertainty regarding when conversion rights become available. The Company and its legal counsel may be required to interpret or reconcile these provisions, and holders may disagree with that interpretation.

Any conversion of Series A Preferred Stock into common stock, or issuance of bonus shares under the Series A designation, would result in additional dilution. The uncertainty could also result in claims, disputes, legal expense, or delays in processing conversion requests.

The terms of our Series A Preferred Stock also contain an adjustment provision that may be inconsistent with the treatment of the reverse stock split.

The designation of our Series A Preferred Stock, which is contained in our Amended and Restated Articles of Incorporation, provides that upon a stock dividend, stock split, combination, or recapitalization of the outstanding common stock into a different number of shares, the Company shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series A Preferred Stock. Our 1-for-500 reverse stock split effective July 16, 2026 was a combination of the outstanding common stock, and 10,000 shares of Series A Preferred Stock were outstanding at that time. The Certificate of Amendment that effected the reverse stock split provided that the split applied only to the issued and outstanding shares of common stock. Unlike our Series B Preferred Stock, however, the Series A Preferred Stock is non-voting, its holders did not approve the Certificate of Amendment, and no waiver of the adjustment provision has been obtained. If the adjustment provision were determined to apply to the reverse stock split, the number of outstanding shares of Series A Preferred Stock, the applicable conversion price, and the number of shares of common stock issuable upon conversion or as bonus shares could differ from the amounts described in this prospectus. This uncertainty could result in disputes, claims, or delays in processing conversion requests, and any resulting issuance of common stock could cause additional dilution to holders of our common stock.

We may issue additional common or preferred stock without stockholder approval, which could dilute existing holders and adversely affect the market price.

Our Articles of Incorporation authorize 700,000,000 shares of common stock and 300,000,000 shares of preferred stock. A substantial number of authorized shares remain available for issuance.

Subject to applicable law and the rights of outstanding preferred stock, our Board may issue additional common or preferred shares for financing, acquisitions, compensation, services, debt settlement, or other purposes without further stockholder approval. Newly issued preferred stock may have voting, conversion, dividend, liquidation, or other rights senior to common stock.

Future sales of shares held by management could adversely affect the market price of our common stock.

Our executive officers hold an aggregate of 48,164,000 shares of common stock. These shares are restricted securities but may become eligible for resale pursuant to an effective registration statement or an available exemption from registration.

The sale, or perceived potential sale, of a substantial number of management shares could increase the supply of shares available for trading, place downward pressure on the market price, and impair our ability to raise capital. Because management’s holdings substantially exceed the number of shares held by non-management stockholders, even limited resales could have a disproportionate effect.

Our common stock is quoted on the OTCID Basic Market, which provides less liquidity, market visibility, and investor protection than a national securities exchange.

The OTCID Basic Market is not a national securities exchange and generally provides less liquidity, analyst coverage, public information, and institutional participation than Nasdaq or the New York Stock Exchange.

Quotations may be sporadic, may reflect only limited transactions, and may not represent prices at which investors can purchase or sell meaningful quantities. There can be no assurance that we will continue to satisfy applicable quotation requirements. If our securities are downgraded, restricted, or removed from quotation, liquidity and value could be materially impaired.

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An active trading market for our common stock may never develop or be sustained.

Although our common stock is quoted on the OTCID Basic Market, trading activity has been limited. There can be no assurance that an active or liquid market will develop or continue.

Stockholders may be unable to sell shares at desired prices or at all. Limited trading may also make market quotations unreliable and increase price volatility.

Our common stock may be subject to the SEC’s penny-stock rules, which could make transactions more difficult and reduce liquidity.

If our common stock is considered a penny stock, broker-dealers may be required to provide additional disclosures, determine that transactions are suitable for customers, obtain written agreements, and comply with other requirements before effecting transactions.

These requirements may discourage broker-dealers from recommending or executing trades in our common stock, reduce the number of market participants, and make it more difficult for investors to sell their shares.

The market price of our common stock may be highly volatile and may not reflect the value of our business.

The market price may fluctuate substantially due to limited trading volume, changes in our business plan, financing activities, issuance or resale of securities, operating results, regulatory developments, commodity prices, changes in management, market speculation, or general economic conditions.

Because our public float is limited, a small number of transactions may cause significant price movements. Market quotations may not reflect an active or orderly market or the price at which investors can sell meaningful quantities of shares.

We do not anticipate paying cash dividends.

We have never declared or paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any future earnings to fund operations and growth.

Accordingly, investors must rely on appreciation in the market price of our common stock, which may never occur, to realize a return on their investment.

Provisions of Nevada law and our governing documents may discourage or delay a change in control.

Our governing documents authorize the issuance of preferred stock with rights determined by the Board, do not provide cumulative voting or preemptive rights, and include indemnification and limitation-of-liability provisions. In addition, the Series B Preferred Stock provides Mr. Canelon with substantial voting control.

These provisions may discourage a potential acquirer, delay or prevent a change in control, or make it more difficult for stockholders to replace management, even if such actions might be considered beneficial by some stockholders.

We are an emerging growth company, and our reliance on the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act and a “smaller reporting company” under the federal securities laws, and we intend to rely on exemptions from various disclosure and other requirements that are applicable to other public companies, including reduced financial-statement and executive-compensation disclosure and exemptions from certain auditor-attestation requirements. We may rely on these accommodations for up to five years or until we no longer qualify as an emerging growth company. In addition, as an emerging growth company, we have not elected to opt out of the extended transition period for complying with new or revised financial accounting standards, which means our financial statements may not be comparable to those of companies that comply with such standards as of public-company effective dates. Investors may find our common stock less attractive because of our reliance on these reduced requirements, and the reduced disclosure may make it more difficult to compare us with other public companies, which could adversely affect the market price and liquidity of our common stock.

The foregoing risks should be read together with all other information contained in this prospectus. The occurrence of any one or more of these risks could materially and adversely affect our business, financial condition, results of operations, prospects, and the value of our common stock.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward‑looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward‑looking statements. The forward‑looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward‑looking statements.

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Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	our goals and strategies;
•	our future business development, financial condition and results of operations;
•	expected changes in our revenue, costs or expenditures;
•	growth of and competition trends in our industry;
•	our expectations regarding demand for, and market acceptance of, our products;
•	our expectations regarding our relationships with investors, institutional funding partners and other parties with whom we collaborate;
•	our expectation regarding the use of proceeds from this offering;
•	fluctuations in general economic and business conditions in the markets in which we operate; and
•	relevant government policies and regulations relating to our industry.

In some cases, you can identify forward‑looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward‑looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors”. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward‑looking statements. No forward‑looking statement is a guarantee of future performance.

The forward‑looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Although we will become a public company after this offering and have ongoing disclosure obligations under United States federal securities laws, we do not intend to update or otherwise revise the forward‑looking statements in this prospectus, whether as a result of new information, future events or otherwise.

INDUSTRY AND OTHER DATA

This prospectus contains industry, market, and competitive-position data derived from our internal estimates and research, as well as from industry publications, research reports, surveys, and studies prepared by third parties. We did not commission any of the third-party data identified throughout this prospectus. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions are appropriate, neither such research nor definitions have been verified by an independent source.

The industry in which we operate is subject to risks and uncertainties due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We are offering up to 40,000,000 shares of our common stock at a fixed price of $0.01 per share. If all of the shares offered by this prospectus are sold, we will receive gross proceeds of $400,000. Because this offering is being conducted on a best-efforts, no-minimum basis, we may sell fewer than all of the offered shares or none of the offered shares.

We estimate that the total expenses of this offering will be approximately $41,065. These expenses include the SEC registration fee, legal fees and expenses, accounting fees and expenses, and miscellaneous filing and administrative costs. Offering expenses may be paid from offering proceeds or from other funds advanced or otherwise made available to the Company. To the extent offering expenses are paid before receipt of offering proceeds, the Company may use offering proceeds to reimburse those amounts.

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The following table presents our current intended use of the gross proceeds assuming the sale of 25%, 50%, 75%, and 100% of the shares offered. The amounts shown are estimates, and actual expenditures may differ materially depending on the amount and timing of proceeds received, the availability and condition of equipment, the requirements of potential projects, regulatory and logistical considerations, and other developments.

Use of Gross Proceeds	10,000,000 Shares Sold (25%)	20,000,000 Shares Sold (50%)	30,000,000 Shares Sold (75%)	40,000,000 Shares Sold (100%)
Gross proceeds	$100,000	$200,000	$300,000	$400,000
Estimated offering expenses	$41,065	$41,065	$41,065	$41,065
Equipment rental, leasing, transportation, installation and deployment	$15,000	$55,000	$100,000	$150,000
Project evaluation, site assessment and operational mobilization	$8,000	$25,000	$45,000	$65,000
Contractors, technical personnel and operational support	$5,000	$20,000	$35,000	$50,000
Public-company, regulatory and reporting expenses	$30,000	$30,000	$30,000	$30,000
General working capital and administrative expenses	$935	$28,935	$48,935	$63,935
Total use of gross proceeds	$100,000	$200,000	$300,000	$400,000

The allocation of proceeds among the categories listed above represents management’s current estimate and is not a binding commitment. Management will have broad discretion to reallocate proceeds among these categories based on the Company’s operating requirements and business opportunities. We may use more or less than the amounts shown for any category, and we may add, defer, reduce, or eliminate proposed expenditures.

Equipment-related expenditures may include rental, leasing, inspection, testing, transportation, installation, storage, maintenance, and deployment of third-party equipment and support machinery. Project-evaluation and mobilization expenditures may include site assessments, technical reviews, logistics planning, travel, due diligence, regulatory analysis, and preparatory work associated with prospective service engagements. Contractor and personnel expenditures may include engineers, equipment operators, maintenance specialists, technical consultants, safety personnel, and other project-specific service providers.

Public-company, regulatory, and reporting expenses may include legal, accounting, auditing, EDGAR filing, transfer-agent, OTC Markets, insurance, licensing, and compliance costs. General working capital and administrative expenses may include office expenses, communications, travel, insurance, professional services, and other ordinary-course corporate costs.

If we sell fewer than 10,000,000 shares, we expect to prioritize offering expenses, public-company and regulatory obligations, evaluation of available third-party equipment and preservation of acquired technology and real-property interests, and essential working-capital requirements. In that circumstance, we may be unable to undertake meaningful equipment deployment, project mobilization, or revenue-generating operations.

We do not currently have binding commitments requiring us to spend any specified amount of the offering proceeds on a particular project, acquisition, contractor, or item of equipment. We also do not currently have any agreement or definitive plan to use offering proceeds to acquire another business. Pending use, proceeds may be maintained in cash or cash-equivalent accounts.

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The 48,000,000 shares issued to our executive officers under their employment agreements were issued as non-cash compensation and do not represent a use of the cash proceeds from this offering.

Even if we sell all of the offered shares, the net proceeds may not be sufficient to fully implement our business plan or sustain operations for the next 12 months. We may need to obtain additional financing through sales of equity or debt securities, advances, strategic arrangements, joint ventures, or other sources. There can be no assurance that additional financing will be available on acceptable terms or at all.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. See also “Risk Factors — Risks Related to Our Capital Stock — We do not anticipate paying cash dividends.”

DILUTION

Dilution represents the difference between the offering price paid by purchasers of shares in this offering and the pro forma net tangible book value per share of our common stock immediately after giving effect to the offering.

Our net tangible book value is calculated by subtracting our total liabilities and intangible assets from our total tangible assets. Net tangible book value per share is calculated by dividing net tangible book value by the number of shares of common stock outstanding.

As of March 31, 2026, our net tangible book deficit was $462,749. For purposes of the calculations below, we have assumed that the related stock-based compensation entry does not change total stockholders’ equity because the increase in common stock and additional paid-in capital is offset by the corresponding compensation expense. Accordingly, our pro forma net tangible book deficit before this offering remains $462,749, or approximately $2.1489 per share.

The following table illustrates the estimated dilution to purchasers at various offering levels. The calculations assume a fixed offering price of $0.01 per share and estimated offering expenses of $41,065 at each offering level. The calculations do not reflect any changes in our assets, liabilities, operating results, or capitalization after March 31, 2026.

	10,000,000 Shares (25%)	20,000,000 Shares (50%)	30,000,000 Shares (75%)	40,000,000 Shares (100%)
Offering price per share	$0.0100	$0.0100	$0.0100	$0.0100
Pro forma net tangible book deficit before the offering	$(462,749)	$(462,749)	$(462,749)	$(462,749)
Pro forma net tangible book deficit per share before the offering	$-2.15	$-2.15	$-2.15	$-2.15
Gross offering proceeds	$100,000	$200,000	$300,000	$400,000
Estimated offering expenses	$41,065	$41,065	$41,065	$41,065
Estimated net offering proceeds	$58,935	$158,935	$258,935	$358,935
Pro forma net tangible book deficit after the offering	$(403,814)	$(303,814)	$(203,814)	$(103,814)
Shares outstanding after the offering	10,215,342	20,215,342	30,215,342	40,215,342
Pro forma net tangible book deficit per share after the offering	$-0.0395	$-0.0150	$-0.0067	$-0.0026
Increase in net tangible book value per share attributable to new investors	$2.1094	$2.1339	$2.1422	$2.1463
Dilution per share to new investors	$0.05	$0.025	$0.017	$0.013
Dilution as a percentage of offering price	395%	150.0%	67.0%	26.0%

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At the maximum offering level, purchasers will pay $0.01 per share while the pro forma net tangible book value will remain a deficit of approximately $0.0026 per share. This represents estimated dilution of approximately $0.013 per share, or approximately 26.0% of the offering price. Dilution exceeds 100% because the Company will continue to have a net tangible book deficit after giving effect to the maximum offering.

The foregoing calculations are estimates and will change if actual offering expenses differ from our estimates, fewer or more shares are sold, additional securities are issued, the accounting treatment or grant-date fair value of the executive compensation shares changes, or our assets, liabilities, or operating results change before completion of the offering.

The table does not reflect the potential issuance of shares upon conversion of preferred stock, the issuance of bonus shares under the terms of the Series A Preferred Stock, or any future issuance of common stock, preferred stock, options, warrants, convertible securities, compensatory awards, or other securities. Any such issuance could result in additional dilution to purchasers in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements based on our current expectations, estimates, and assumptions that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed under “Risk Factors” and elsewhere in this prospectus.

Unless the context otherwise requires, references in this section to “Ecominas,” the “Company,” “we,” “us,” and “our” refer to Ecominas Corp. All common-share and per-share information in this section gives effect to our 1-for-500 reverse stock split effective July 16, 2026, unless otherwise stated.

Overview

Ecominas Corp. is an early-stage mining-services and mineral-processing company focused on providing operational, technical, equipment, and processing solutions to third-party mining operators, primarily in Latin America. We do not own mineral concessions, mining rights, or mineral reserves and do not currently engage in mineral exploration or extraction. Our business model is intended to generate revenue through service-based arrangements under which we may provide mineral-processing capacity, equipment deployment, plant operation, maintenance, operational oversight, material handling, and related technical services.

Depending on the terms of a particular engagement, we may seek to earn revenue through processing fees based on the volume or tonnage of material processed, fixed or variable service fees, equipment-deployment charges, production-sharing or profit-participation arrangements, and performance-based compensation tied to agreed operational metrics.

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We are in the early stages of developing our current business. We have not commenced revenue-generating operations, entered into material commercial service contracts, or generated revenue from our mining-services and mineral-processing activities. Our current efforts are focused on evaluating and integrating acquired assets, developing operating procedures and service offerings, identifying potential commercial opportunities, and assessing the capital, personnel, logistical, and regulatory requirements necessary to commence operations.

On February 5, 2026, we entered into an Asset Purchase Agreement relating to assets intended to support our planned mining-services and mineral-processing operations. On July 24, 2026, the parties amended the agreement to exclude all physical assets identified on Schedule A, reduce the consideration to 700,000 shares of Series A Preferred Stock, and limit the acquired assets to the technology and intellectual-property assets identified on Schedule B and the operational-use real-property interests identified on Schedule C. The transaction closed on July 24, 2026. The acquired assets do not include equipment, machinery, vehicles, aircraft, warehouse assets, spare parts, mineral concessions, mining rights, mineral reserves, customer contracts, revenue streams, issued patents, or an operating mining business. We expect to rent, lease, or otherwise obtain equipment and operational resources from third parties as needed.

Our ability to commence and expand operations will depend primarily upon our ability to raise sufficient capital, secure commercially viable service contracts, inspect and obtain and deploy rented, leased, or third-party equipment and infrastructure, engage qualified personnel and contractors, and obtain any permits or approvals applicable to our service activities.

Recent Corporate and Capitalization Developments

Effective July 16, 2026, we completed a 1-for-500 reverse stock split of our issued and outstanding common stock. Each 500 pre-split shares were combined into one post-split share, with fractional shares rounded up to the nearest whole share. Following the reverse stock split and fractional-share rounding, we had 215,342 shares of common stock issued and outstanding. The reverse stock split did not reduce the number of authorized shares of common stock and did not apply to our outstanding preferred stock. In connection with these actions, our public-market name changed to Ecominas Corp., and our common stock began trading under the symbol “ILXPD,” which is expected to change to “ECOC” following expiration of the applicable 20-business-day period.

Effective July 17, 2026, we entered into separate Executive Employment Agreements with Ricardo Enrique Silva Canelon and Andrew Gaudet. Under the agreements, we issued 36,000,000 restricted shares of common stock to Mr. Canelon and 12,000,000 restricted shares of common stock to Mr. Gaudet as compensation for services expected to be performed during the 12-month period ending July 16, 2027. The Board of Directors approved and ratified the agreements and the related share issuances on July 21, 2026, and the shares were fully earned and vested upon such approval. Following these issuances, we had 48,215,467 shares of common stock issued and outstanding.

The stated compensation values reflect the contractual values assigned under the employment agreements. The grant-date fair value and related stock-based compensation expense will be determined in accordance with generally accepted accounting principles and may differ from the stated contractual values. The executive share issuances occurred after March 31, 2026 and therefore are not reflected in the historical balance sheet or statements of operations included in this prospectus. The Company expects to recognize stock-based compensation expense based on the applicable grant-date fair value of the shares. The resulting expense may be material compared with the Company’s historical operating expenses and accumulated deficit. Because the transaction is expected to involve a debit to compensation expense and a corresponding credit to additional paid-in capital, the initial accounting entry is not expected, by itself, to increase total stockholders’ equity, although it will increase reported net loss and accumulated deficit.

Factors Affecting Our Results of Operations

Because we have not generated revenue under our current business plan, our historical operating results primarily reflect professional fees, public-company compliance expenses, general and administrative costs, and interest expense. We expect operating expenses to increase if we advance the development of our business.

Future operating expenses may include:

•	inspection, transportation, repair, refurbishment, storage, installation, and deployment of equipment;
•	personnel, contractor, engineer, operator, maintenance, and technical-consultant expenses;
•	transportation, logistics, power, water, consumables, and site-preparation costs;
•	legal, accounting, auditing, transfer-agent, EDGAR, OTC Markets, insurance, and regulatory-compliance expenses;
•	costs associated with evaluating, negotiating, and mobilizing prospective service arrangements;
•	licensing, permitting, customs, environmental, labor, health-and-safety, and project-specific compliance costs;
•	stock-based compensation and other executive or employee compensation expenses; and
•	working capital required to support future operations.

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The timing and amount of these expenses will depend on the availability of capital, the timing and terms of potential service agreements, the location and requirements of individual projects, the availability, condition, and cost of rented or third-party equipment, and the scope of our operating activities.

Results of Operations

Three Months Ended March 31, 2026 Compared with the Three Months Ended March 31, 2025

Revenue

We generated no revenue during the three months ended March 31, 2026 or the three months ended March 31, 2025. We had not commenced revenue-generating operations during either period. We cannot provide assurance as to when we will enter into material commercial service contracts or begin generating revenue.

Operating Expenses

Operating expenses were $30,835 for the three months ended March 31, 2026, compared with $10,594 for the three months ended March 31, 2025, an increase of $20,241, or approximately 191%.

Operating expenses for the three months ended March 31, 2026 consisted of professional fees of $29,551 and general and administrative expenses of $1,284. Operating expenses for the corresponding period in 2025 consisted of professional fees of $10,000 and general and administrative expenses of $594.

The increase in operating expenses was primarily attributable to increased accounting and professional fees associated with our SEC reporting obligations, corporate activities, and the development of our current business plan.

Interest Expense

Interest expense was $2,853 for the three months ended March 31, 2026, compared with $2,384 for the three months ended March 31, 2025, an increase of $469, or approximately 20%. The increase resulted primarily from additional notes issued to fund operating and corporate expenses.

Net Loss

We incurred a net loss of $33,688 for the three months ended March 31, 2026, compared with a net loss of $12,978 for the three months ended March 31, 2025, an increase in net loss of $20,710, or approximately 160%. The increase was primarily attributable to increased professional fees and, to a lesser extent, increased interest expense.

Year Ended December 31, 2025 Compared with the Year Ended December 31, 2024

Revenue

We generated no revenue during the years ended December 31, 2025 or December 31, 2024. Our current mining-services and mineral-processing business had not commenced revenue-generating operations during either period.

Operating Expenses

Operating expenses were $36,733 for the year ended December 31, 2025, compared with $564,513 for the year ended December 31, 2024, a decrease of $527,780, or approximately 94%.

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Operating expenses for the year ended December 31, 2025 consisted of professional fees of $35,090 and general and administrative expenses of $1,643. Operating expenses for the year ended December 31, 2024 consisted of professional fees of $560,450 and general and administrative expenses of $4,063.

The decrease was primarily attributable to lower professional fees during 2025. Professional fees during 2024 included expenses associated with prior corporate activities and stock-based compensation that did not recur at the same level during 2025.

Interest Expense

Interest expense was $9,669 for the year ended December 31, 2025, compared with $7,021 for the year ended December 31, 2024, an increase of $2,648, or approximately 38%. The increase was primarily attributable to an increase in outstanding notes payable used to fund general corporate and operating expenses.

Net Loss

We incurred a net loss of $46,402 for the year ended December 31, 2025, compared with a net loss of $571,534 for the year ended December 31, 2024, a decrease in net loss of $525,132, or approximately 92%. The decrease was primarily attributable to the substantial reduction in professional fees during 2025, partially offset by increased interest expense.

Liquidity and Capital Resources

Current Financial Condition

As of March 31, 2026, we had no cash or other recorded assets. We had total current liabilities of $462,749 and a working capital deficit of $462,749, compared with total current liabilities and a working capital deficit of $429,061 as of December 31, 2025.

Current Liabilities	March 31, 2026	December 31, 2025
Accounts payable and accrued expenses	$238,142	$239,578
Notes payable	$150,529	$115,405
Notes payable - related parties	$68,785	$68,785
Amounts due to related parties	$5,293	$5,293
Total current liabilities	$462,749	$429,061

Our accumulated deficit increased from $5,455,192 as of December 31, 2025 to $5,488,880 as of March 31, 2026. We had a total stockholders’ deficit of $462,749 as of March 31, 2026, compared with a stockholders’ deficit of $429,061 as of December 31, 2025.

The July 2026 executive share issuances are not included in these historical amounts. We expect the associated stock-based compensation expense to increase our net loss and accumulated deficit in the period in which the expense is recognized.

Since March 31, 2026, we have continued to incur operating losses and to fund our operations primarily through the issuance of notes payable and advances from related parties. On July 16, 2026, we completed our 1-for-500 reverse stock split, and on July 17, 2026 we issued an aggregate of 48,000,000 restricted shares of common stock to our executive officers as compensation, which our Board of Directors approved and ratified on July 21, 2026. As of the date of this prospectus, we continue to have no cash and remain dependent on external financing to fund our operations.

Cash Flows

Operating Activities

Net cash used in operating activities was $35,124 during the three months ended March 31, 2026, compared with $10,594 during the three months ended March 31, 2025. The increase was primarily attributable to the increase in our net loss and changes in accounts payable and accrued expenses.

Net cash used in operating activities was $29,312 during the year ended December 31, 2025, compared with $27,961 during the year ended December 31, 2024. Our operating cash requirements during both periods were primarily attributable to professional fees, general and administrative expenses, and interest expense.

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Investing Activities

We used no cash in investing activities during the three months ended March 31, 2026 or 2025 or during the years ended December 31, 2025 or 2024. The Company entered into the Asset Purchase Agreement in February 2026, but the transaction did not close until July 24, 2026. The acquisition was completed through the issuance of Series A Preferred Stock and did not require cash consideration.

Financing Activities

Net cash provided by financing activities was $35,124 during the three months ended March 31, 2026, compared with $10,594 during the three months ended March 31, 2025. Financing cash flows during both periods consisted of proceeds from notes payable.

Net cash provided by financing activities was $29,312 during the year ended December 31, 2025, compared with $27,961 during the year ended December 31, 2024. These amounts also consisted of proceeds from notes payable used to fund operating expenses.

Capital Requirements and Planned Uses of Capital

We will require substantial additional capital to implement our business plan. Anticipated capital requirements include:

•	rental, leasing, inspection, testing, transportation, installation, maintenance, and deployment of third-party equipment;
•	rental or leasing of equipment, facilities, and infrastructure;
•	project evaluation, site assessment, due diligence, logistics planning, and operational mobilization;
•	personnel, contractors, engineers, operators, maintenance specialists, and technical consultants;
•	power, water, transportation, consumables, insurance, safety, and project-specific working capital;
•	legal, accounting, auditing, EDGAR, transfer-agent, OTC Markets, regulatory, and public-company expenses; and
•	general corporate and administrative expenses.

We expect to seek capital through this offering, additional sales of equity or debt securities, advances or loans from stockholders or third parties, strategic partnerships, joint ventures, or other financing arrangements. We currently have no binding commitments for financing other than proceeds that may be received from this offering.

The maximum gross proceeds of this offering are $400,000 before estimated offering expenses. Even if all offered shares are sold, the net proceeds may not be sufficient to fully implement our business plan or fund operations for the next 12 months. The amount of capital required will depend on the availability, condition, rental cost, and deployment requirements of third-party equipment, the scope and location of potential projects, the timing of service agreements, and the costs of personnel, regulatory compliance, logistics, and infrastructure.

If we sell only a limited number of shares, we expect to prioritize offering expenses, public-company and regulatory obligations, evaluation of available third-party equipment and preservation of acquired technology and real-property interests, and essential working-capital requirements. We may be unable to undertake meaningful equipment deployment or revenue-generating operations.

Future equity financing may substantially dilute existing stockholders. Debt financing, if available, may contain restrictive covenants, require the pledge of assets, and increase our interest and repayment obligations. If we are unable to obtain sufficient financing, we may be required to delay, reduce, or discontinue planned activities.

Going Concern

Our financial statements have been prepared on a going-concern basis, which assumes that we will realize assets and satisfy liabilities in the ordinary course of business.

We have not generated revenue, have incurred recurring losses, had no cash or recorded assets as of March 31, 2026, and had an accumulated deficit of $5,488,880 and a working capital deficit of $462,749 as of that date. These conditions raise substantial doubt about our ability to continue as a going concern.

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Our ability to continue as a going concern depends upon our ability to obtain financing, commence revenue-generating operations, secure commercially viable service agreements, and ultimately generate sufficient cash flow to fund our obligations. We cannot assure investors that we will obtain sufficient financing or successfully implement our business plan. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Off-Balance-Sheet Arrangements

As of March 31, 2026, we had no off-balance-sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures, or capital resources.

Critical Accounting Estimates

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses, and related disclosures. Actual results could differ materially from those estimates.

Because we have not commenced revenue-generating operations and had no recorded assets as of March 31, 2026, our historical financial statements have involved a limited number of significant accounting estimates. As our business develops, we expect that significant estimates and judgments may include the following:

•	the grant-date fair value and recognition of stock-based compensation;
•	the existence, valuation, useful lives, and impairment of equipment, intangible assets, and other acquired assets;
•	revenue recognition and the identification and satisfaction of performance obligations under future service contracts;
•	the valuation and classification of debt, preferred stock, and other financial instruments;
•	contingencies, litigation, environmental obligations, and project-specific liabilities; and
•	the realizability of deferred tax assets.

Stock-Based Compensation

We account for share-based compensation in accordance with ASC Topic 718, Compensation - Stock Compensation. The cost of services received in exchange for an equity award is generally measured based on the grant-date fair value of the award and recognized over the applicable service period, subject to the specific terms and accounting classification of the award.

Revenue Recognition

We recognize revenue from contracts with customers in accordance with ASC Topic 606, Revenue from Contracts with Customers. Revenue is recognized when control of promised goods or services is transferred to a customer in an amount that reflects the consideration we expect to receive.

Because we have not entered into material revenue-generating contracts under our current business plan, we have not recognized revenue from mining-services or mineral-processing activities. Future contracts may include fixed fees, variable consideration, processing charges, production-sharing arrangements, or performance-based compensation. The accounting for such arrangements may require significant judgment regarding contract identification, performance obligations, transaction price, variable consideration, allocation, and the timing of revenue recognition.

Asset Valuation and Impairment

As our acquired technology assets, methodologies, software tools, and real-property interests are evaluated and used, management may be required to determine whether amounts should be recognized as intangible assets, property interests, expense, or another category. If assets are recorded, we will assess their useful lives, amortization, and impairment in accordance with applicable accounting guidance.

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Technology, intangible, or real-property interests may be impaired if they cannot be commercially used, do not generate expected cash flows, require excessive development or compliance costs, become obsolete, or are otherwise not recoverable. Any impairment charge could be material relative to our historical financial condition and results of operations.

Recent Accounting Pronouncements

Management evaluates recently issued accounting pronouncements to determine whether they will have a material effect on our financial statements. The adoption of new accounting standards may require additional systems, procedures, estimates, or disclosures as our operations develop. Management does not currently expect any recently issued standard to have a material effect on the historical financial statements included in this prospectus, although this conclusion may change as our business and transactions evolve.

BUSINESS

Business Overview

Ecominas Corp. is an early-stage mining-services and mineral-processing company focused on providing operational, technical, equipment, and processing support to third-party mining operators, primarily in Latin America. The Company does not own mineral concessions, mining rights, or mineral reserves and does not currently engage in mineral exploration or extraction. Its business plan is based on supporting existing mining operations through the provision of processing capacity, equipment deployment, plant-operation support, maintenance, material handling, operational oversight, and related technical services.

The Company intends to serve medium-scale and developing mining operations that may lack sufficient processing infrastructure, equipment, operational capacity, or technical resources to process mineralized material efficiently. Depending on the circumstances of a particular project, the Company may seek to earn revenue through processing fees, fixed or variable service fees, equipment-deployment charges, production-sharing or profit-participation arrangements, and performance-based compensation tied to agreed operational measures.

The Company remains in the development stage. As of the date of this prospectus, it has not commenced revenue-generating operations under its current business plan, entered into material commercial service contracts, or generated revenue from mining-services or mineral-processing activities. Its ability to commence and expand operations will depend on its ability to obtain financing, secure commercially viable service agreements, inspect and obtain and deploy rented, leased, or third-party equipment and infrastructure, engage qualified personnel and contractors, and obtain any project-specific permits or approvals.

Business Model and Planned Services

The Company’s business model is intended to generate revenue from services and processing capacity rather than from the ownership or development of mineral properties. It expects to enter into project-specific agreements with third-party mining operators under which it may provide mineral-processing services, equipment deployment, plant operation, maintenance, technical support, logistics coordination, or related services. Compensation may be based on tonnage or volume processed, fixed or variable operating fees, equipment or capacity charges, a share of production or project proceeds, or performance criteria such as throughput, recovery, downtime, or cost reduction.

The precise terms of each engagement, including pricing, duration, performance standards, responsibility for operating costs, and allocation of regulatory and operational risk, will be negotiated separately. Services may be performed by Company personnel, independent contractors, local service providers, or a combination of those resources. The Company does not currently have any binding revenue-generating service agreements, and there can be no assurance that suitable projects will be identified or that acceptable agreements will be completed.

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Mineral-processing activities may include crushing and grinding, gravity separation, flotation, dense-media separation, processing of low-grade or stockpiled material, treatment of tailings or concentrates where technically feasible, and material handling or throughput management. The Company does not currently intend to conduct smelting, chemical refining, or the production of finished consumer or industrial products. The scope of any future processing activity will depend on the characteristics of the material, the equipment available, client requirements, site conditions, applicable laws, and the capital available to the Company.

Operational and technical services may include plant-operation support, equipment inspection and maintenance, production planning, scheduling, logistics coordination, process monitoring, contractor supervision, and operational reporting. The Company may also undertake project-specific initiatives intended to improve throughput, reduce downtime, manage operating inputs, or support more consistent equipment performance. These services are expected to be tailored to the needs and conditions of each project.

Service Delivery and Equipment Deployment

The Company intends to deliver services on a project-by-project basis. Depending on the engagement, service delivery may involve on-site operations, remote monitoring, or a combination of both. Equipment may be deployed temporarily or for the duration of a service agreement and may require inspection, repair, refurbishment, transportation, installation, storage, power and water connections, site preparation, insurance, customs clearance, and local regulatory approvals before use.

The cost and timing of deployment may vary substantially by project. The Company may rely on local labor, transportation providers, repair facilities, equipment suppliers, technical consultants, and other third-party service providers. Delays or failures involving any of these parties could increase costs, postpone mobilization, or prevent the Company from performing under a proposed contract.

Technology and Operational Optimization

The Company intends to incorporate technology-enabled tools and operational-optimization methods into its services where commercially appropriate. These tools are intended to support physical equipment and on-site operations and are not intended to constitute a separate software or technology-licensing business. Potential applications include equipment monitoring, maintenance tracking, operational reporting, analysis of throughput and downtime, evaluation of operating inputs, and coordination of project activities.

The Company may use internally developed procedures, commercially available software, third-party systems, and manual reporting methods. It does not currently own issued patents, registered proprietary technology, or exclusive software licenses. Certain processes, methodologies, software tools, and development-stage technologies acquired or used by the Company may require additional testing, customization, validation, integration, or third-party support before commercial deployment. There can be no assurance that these tools or methods will improve recovery, throughput, equipment utilization, downtime, operating costs, or profitability.

Assets and Infrastructure

On February 5, 2026, the Company entered into an Asset Purchase Agreement relating to assets intended to support its planned mining-services and mineral-processing operations. On July 24, 2026, the parties amended the agreement to exclude all physical assets identified on Schedule A, reduce the consideration to 700,000 shares of Series A Preferred Stock, and limit the acquired assets to the technology and intellectual-property assets identified on Schedule B and the operational-use real-property interests identified on Schedule C. The transaction closed on July 24, 2026.

The acquired assets include software tools, analytical models, operating methodologies, technical documentation, development-stage technology, and operational-use real-property interests. They do not include equipment, machinery, vehicles, aircraft, warehouse assets, spare parts, mineral concessions, mining rights, mineral reserves, an operating mining business, customer contracts, or an existing revenue stream. The Company has not yet demonstrated that the acquired assets can be integrated into commercially viable operations. Certain intangible assets may require further testing, customization, or development before use. The Company expects to rent, lease, or otherwise obtain equipment from third parties as needed for particular projects.

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The Company does not currently own a material fleet of mining or mineral-processing equipment. Potential equipment and infrastructure rented, leased, supplied by contractors, or otherwise obtained for a project may include crushers, grinders, separation units, conveyors, loaders, trucks, generators, pumps, compressors, storage and staging areas, maintenance equipment, temporary processing areas, and related support systems. The actual configuration used for a project will depend on the project scope, site conditions, material characteristics, equipment availability, regulatory requirements, and available capital.

Properties and Facilities

The Company’s principal executive office is located at Calle 2, Edificio UNO, Las Mercedes, Oficina 2B, Caracas, Venezuela. The Company does not currently own or lease a permanent corporate headquarters, processing plant, or large-scale fixed industrial facility.

Certain operational-use property interests were included among the assets acquired in July 2026. Those interests are intended to support equipment storage, staging, processing, or logistical activities and do not include mineral concessions, mining licenses, or mineral rights. The Company has not commenced commercial operations at any such location.

Future operations may use customer sites, leased facilities, temporary installations, third-party infrastructure, or project-specific operating locations. The Company may be required to obtain leases, licenses, permits, access agreements, or other rights before using a site. Management believes suitable facilities and operational sites may be available if and when required, but there can be no assurance that they will be available on acceptable terms.

Target Market and Geographic Focus

The Company initially intends to focus on opportunities in Latin America. Its target customers include medium-scale and developing mining operators that conduct active mining activities but may lack sufficient processing infrastructure, equipment, operational capacity, or technical resources. Potential customers may include privately held mining companies, joint ventures, mining cooperatives or associations, operators of tailings or stockpiles, and other entities seeking outsourced processing, equipment, maintenance, or operational support.

The Company does not currently maintain permanent operations or facilities in any particular country and has no long-term contractual commitment tied to a specific jurisdiction. The location and scope of future activities will depend on available projects, customer requirements, regulatory conditions, infrastructure, logistics, political and economic stability, and access to capital.

Sales and Business Development

Sales and business-development activities are expected to be conducted primarily by the Company’s executive officers, supported by consultants, contractors, technical specialists, and local contacts as appropriate. The Company expects to identify prospective projects through industry relationships, direct outreach, referrals, project evaluations, and discussions with mining operators and service providers.

Because the Company has not commenced commercial operations, it does not currently have a formal sales force, established distribution network, material advertising program, or customer concentration. Its ability to generate revenue will depend on management’s ability to identify credible counterparties, conduct appropriate due diligence, negotiate commercially viable agreements, and obtain the financing and resources needed to perform.

Competition

The mining-services and mineral-processing industry is highly competitive. The Company expects to compete with regional and international service providers, equipment operators, processing contractors, engineering firms, technical consultants, and mining companies that perform processing and operational activities internally.

Competition is likely to be based on price, equipment availability and condition, technical expertise, operating experience, speed of mobilization, safety and regulatory compliance, local relationships, access to labor and contractors, financial resources, and prior operating performance. The Company is an early-stage business with no established market share or operating history in its current business. Many competitors have substantially greater financial resources, equipment fleets, personnel, customer relationships, regulatory experience, and access to capital and may be able to offer lower prices, more favorable terms, faster deployment, or broader services.

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Government Regulation

The Company’s planned activities may be subject to national, regional, and local laws and regulations in each jurisdiction where services are performed. Requirements will vary according to the nature of the project, the equipment used, the location, and the allocation of responsibilities between the Company and the applicable mining operator.

Applicable requirements may include business licensing, environmental approvals, waste-management rules, water-use requirements, emissions standards, health-and-safety rules, labor and contractor regulations, transportation and customs requirements, import-export controls, tax and foreign-investment rules, anti-corruption laws, sanctions, anti-money-laundering requirements, and project-specific operating approvals.

Responsibility for mineral extraction, mining concessions, and mining permits generally is expected to remain with the third-party mining operator. Nevertheless, the Company’s processing, equipment, and operational-support activities may be subject to separate permits or compliance obligations. The Company does not currently hold blanket licenses or permits authorizing operations across multiple jurisdictions. Failure by the Company or a project operator to comply with applicable laws could result in fines, penalties, suspension of operations, remediation obligations, delays, civil or criminal liability, loss of permits, or reputational harm.

Environmental, Health, and Safety Matters

Mineral-processing and equipment-operation activities may involve water, energy, fuel, consumables, tailings, dust, noise, emissions, industrial machinery, and other environmental or safety risks. Applicable requirements may address waste management, water use, emissions, worker training, protective equipment, equipment operation, incident reporting, site access, and emergency procedures.

Although overall site responsibility may rest with a customer, the Company may be responsible for the conduct of its personnel, contractors, and equipment. Accidents, environmental incidents, equipment failures, or noncompliance could result in injury, property damage, operational interruption, liability, or loss of business. The Company has not adopted a formal environmental, social, or governance certification program. If commercial operations commence, it expects to develop project-specific safety, compliance, and operating procedures appropriate to the scope and location of each engagement.

Intellectual Property

The Company does not currently own issued patents, registered proprietary technology, or exclusive software licenses. It may rely on confidentiality obligations, contractual protections, internal controls, trade-secret principles, and restrictions on access to protect non-public methodologies, operational procedures, documentation, and know-how.

These protections may be insufficient, difficult to enforce, or unavailable in certain jurisdictions. Third parties may independently develop similar procedures or tools, and the Company may be unable to prevent unauthorized use or disclosure of confidential information. The Company’s operations may also depend on commercially available software, equipment systems, or third-party technology for which licenses, subscriptions, support services, or other permissions may be required.

Suppliers and Service Providers

The Company’s planned operations may depend on equipment manufacturers, repair facilities, parts suppliers, transportation providers, fuel and power suppliers, technical consultants, laboratories, contractors, and local labor. It does not currently have long-term supply agreements with any material supplier.

Shortages, price increases, transportation delays, import restrictions, or the failure of service providers could delay mobilization, increase costs, or interrupt operations. The Company may be dependent on a limited number of qualified providers in remote or developing regions.

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Employees and Management

As of the date of this prospectus, the Company does not have a large full-time workforce. Its operations, planning, financing, compliance, and business-development activities are overseen by Ricardo Enrique Silva Canelon and Andrew Gaudet.

Effective July 17, 2026, the Company entered into separate 12-month Executive Employment Agreements with Mr. Canelon and Mr. Gaudet. Mr. Canelon received 36,000,000 restricted shares of common stock, and Mr. Gaudet received 12,000,000 restricted shares of common stock, in each case as fully earned and vested compensation for services expected to be performed through July 16, 2027.

The Company anticipates using independent contractors, consultants, engineers, operators, maintenance specialists, safety personnel, and third-party professional service providers as needed. The timing and extent of future hiring will depend on available capital, customer contracts, project locations, and operating requirements.

Seasonality

The Company has not commenced revenue-generating operations and therefore does not have sufficient operating history to determine whether its business will be seasonal. Future operations may be affected by weather, rainfall, site accessibility, local holidays, transportation conditions, power and water availability, commodity cycles, and customer production schedules.

Company History

The Company was incorporated in the State of Nevada on August 22, 1995 under the name H. Herbig Land & Livestock Incorporated. In 1998, the Company changed its name to Dermalay Industries, Inc., and on July 11, 2005, it changed its name to International Luxury Products, Inc.

In 2019, the Eighth Judicial District Court of Clark County, Nevada appointed Custodian Ventures, LLC as custodian of the Company. Following the custodianship, the Company undertook actions intended to restore its corporate standing, update its corporate records, and pursue new business opportunities.

In October 2022, Andrew Gaudet was appointed as the Company’s sole officer and director. During 2023, the Company entered into transactions involving proposed artificial-intelligence-related businesses. In connection with those proposed transactions, the Company changed its name to Maya Innovations Corp. and later to Pure North Analytics Corp. The Maya Innovations transaction was subsequently unwound, the related assets and securities were returned or cancelled, and in November 2023 the Company changed its legal name back to International Luxury Products, Inc.

On February 4, 2026, Mr. Gaudet entered into private secondary transactions with Ricardo Enrique Silva Canelon pursuant to which Mr. Gaudet sold to Mr. Canelon 81,000,000 pre-split shares of the Company’s common stock and 5,000,000 shares of its Series B Preferred Stock. As a result, Mr. Canelon acquired approximately 75.22% of the Company’s then-outstanding common stock and all of the outstanding Series B Preferred Stock, thereby obtaining voting control of the Company.

In connection with the change in control, Tejas Bansilal Parikh resigned from all officer and director positions, and Sokratis Sokratous and Gabriela Antoniou resigned as directors. Mr. Canelon was appointed as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and Chairman of the Board of Directors. Mr. Gaudet continued to serve as a director and was appointed Chief Operating Officer.

On February 5, 2026, the Company entered into an Asset Purchase Agreement relating to assets intended to support a mining-services and mineral-processing business. On July 24, 2026, the parties amended the agreement to exclude all physical assets identified on Schedule A, reduce the consideration from 1,000,000 to 700,000 shares of Series A Preferred Stock, and limit the acquired assets to the technology and intellectual-property assets identified on Schedule B and the operational-use real-property interests identified on Schedule C. The transaction closed on July 24, 2026, and the Company issued 700,000 restricted shares of Series A Preferred Stock to the seller. The acquired assets did not include equipment, machinery, vehicles, aircraft, warehouse assets, spare parts, mineral concessions, mining rights, mineral reserves, an operating mining business, customer contracts, or an existing revenue stream.

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Following the asset acquisition, the Company redirected its business strategy toward providing mining services, mineral-processing capacity, operational support, and related technology-enabled tools to third-party mining operators. The Company expects to rent, lease, or otherwise obtain necessary equipment and machinery from third parties on a project-by-project basis.

On February 10, 2026, the Company changed its legal corporate name with the Nevada Secretary of State from Pure North Analytics Corp. to Ecominas Corp. The public-market name and trading symbol did not change at that time because the related FINRA corporate action had not yet become effective.

On February 23, 2026, the Company filed a Registration Statement on Form 10 with the Securities and Exchange Commission on a voluntary basis pursuant to Section 12(g) of the Exchange Act. The Company filed Amendment No. 1 to the Form 10 on April 9, 2026.

In March 2026, the Company’s Board of Directors and holders of a majority of its voting securities approved a change of the Company’s public-market name to Ecominas Corp., a 1-for-500 reverse split of its issued and outstanding common stock, and a change in its trading symbol.

Effective July 16, 2026, the Company completed the 1-for-500 reverse stock split and implemented the public-market name change. Each 500 pre-split shares of common stock were combined into one post-split share, with fractional shares rounded up to the nearest whole share. The reverse split did not reduce the number of authorized shares and did not apply to the Company’s outstanding preferred stock. Following the reverse split, the Company had 215,342 shares of common stock issued and outstanding.

Beginning July 16, 2026, the Company’s common stock began trading on the OTCID Basic Market under the symbol “ILXPD.” The Company’s trading symbol is expected to change to “ECOC” following expiration of the applicable 20-business-day period.

Effective July 17, 2026, the Company entered into separate Executive Employment Agreements with Mr. Canelon and Mr. Gaudet. Pursuant to those agreements, the Company issued 36,000,000 restricted shares of common stock to Mr. Canelon and 12,000,000 restricted shares to Mr. Gaudet as compensation for services expected to be performed through July 16, 2027. Following those issuances, the Company had 48,215,467 shares of common stock issued and outstanding.

Legal Proceedings

The Company is not currently a party to any material pending legal proceeding and, to its knowledge, no material legal proceeding is presently threatened against it or any of its properties. From time to time, the Company may become involved in claims, disputes, regulatory inquiries, or proceedings arising in the ordinary course of business. The outcome of any such matter cannot be predicted with certainty.

Available Information

The Company files annual, quarterly, and current reports and other information with the Securities and Exchange Commission. Its SEC filings are available through the SEC’s website. Information contained on or accessible through any website is not incorporated by reference into this prospectus unless expressly stated otherwise.

MANAGEMENT

Executive Officers and Directors

The following table identifies the individuals who currently serve as the Company’s executive officers and directors. Each director serves until the next annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal. Executive officers serve at the discretion of the Board of Directors, subject to the terms of any applicable employment agreement.

Name	Age	Position(s)
Ricardo Enrique Silva Canelon	35	Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and Chairman of the Board
Andrew Gaudet	54	Chief Operating Officer and Director

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Biographical Information

Ricardo Enrique Silva Canelon has served as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and Chairman of the Board of Directors since February 4, 2026. Mr. Canelon has more than ten years of experience in project management, operations, finance, and business development, with a professional background spanning technology services, financial services, logistics, and enterprise systems implementation. Since October 2022, Mr. Canelon has served as a Senior Project Manager with Capgemini Engineering, where he has managed enterprise technology and infrastructure projects for multinational clients. His responsibilities have included project planning and execution, coordination of cross-functional teams, oversight of cloud and infrastructure initiatives, and engagement with client stakeholders. From December 2019 to May 2022, he served as Senior Project Manager - Latin America at Equipnet, Inc., where he managed regional software implementation projects, operational planning initiatives, and business development activities across Latin America and Europe. From June 2016 to January 2019, he was employed by Seaboard de Colombia S.A., an affiliate of Seaboard Marine Ltd., where he served as Senior Inside Sales Account Specialist - LATAM Projects. Mr. Canelon holds a degree in Public and Institutional Relations, with a concentration in finance, business, and economics, from Universidad Argentina de la Empresa. He has also completed additional coursework in project management, finance, and entrepreneurship. The Board believes that Mr. Canelon’s project-management, financial, operational, and regional business experience qualify him to serve as an executive officer and director of the Company.

Andrew Gaudet has served as a member of the Company’s Board of Directors since October 2022 and currently serves as the Company’s Chief Operating Officer. He previously served as the Company’s sole officer and director and was responsible for corporate administration, financing activities, and business-development efforts before the February 2026 change in control. Since July 2013, Mr. Gaudet has served as Director of Business Development at Anglo Finance Group Ltd., where he has managed financing projects in the construction, manufacturing, healthcare, resource, and renewable-energy sectors from initial business development through due diligence and closing. He has more than twelve years of executive and senior-management experience involving business development, sales, financing, project coordination, and management of personnel. The Board believes that Mr. Gaudet’s experience in business development, finance, transaction management, and public-company matters qualifies him to serve as Chief Operating Officer and a director.

Family Relationships

There are no family relationships among the Company’s directors or executive officers.

Involvement in Certain Legal Proceedings

To the Company’s knowledge, during the past ten years neither of its directors or executive officers has been involved in any legal proceeding required to be disclosed under Item 401(f) of Regulation S-K.

Board of Directors and Director Independence

The Board of Directors currently consists of Ricardo Enrique Silva Canelon and Andrew Gaudet. Neither director qualifies as independent under the independence standards applicable to companies listed on a national securities exchange because each also serves as an executive officer of the Company. Accordingly, the Company does not currently have any independent directors.

The Board has not established separate audit, compensation, or nominating and corporate-governance committees. Instead, the full Board performs the functions that would otherwise be assigned to those committees. Because both directors are members of management, neither the Board nor any committee performing these functions is composed of independent directors. The Company may consider appointing independent directors and forming separate committees as its operations and financial resources develop, although there can be no assurance that it will do so.

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Board Leadership Structure and Risk Oversight

Mr. Canelon serves as both Chairman of the Board and Chief Executive Officer. The Board has determined that this structure is appropriate at the Company’s current stage of development because it permits centralized leadership and direct coordination between management and the Board. The Board recognizes that combining these roles may reduce independent oversight, particularly because the Company currently has no independent directors.

The Board as a whole is responsible for oversight of the Company’s material risks, including strategic, financial, operational, regulatory, legal, compliance, cybersecurity, and capital-raising risks. Management reports to the Board regarding material developments and proposed transactions. Given the Company’s limited personnel and the absence of independent directors, its risk-oversight processes are less formal than those maintained by larger public companies.

Corporate Governance

The Company has not adopted a formal written code of ethics or separate written committee charters. The Board is responsible for reviewing the Company’s financial reporting, internal controls, selection and performance of the independent registered public accounting firm, executive compensation, potential conflicts of interest, and material related-party transactions. The Company expects to evaluate additional governance policies as its operations and resources develop.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Employment Agreements

Effective July 17, 2026, the Company entered into separate Executive Employment Agreements with Ricardo Enrique Silva Canelon and Andrew Gaudet. Each agreement has a term beginning July 17, 2026 and ending July 16, 2027, unless earlier terminated in accordance with its terms. Neither executive receives a cash salary under his agreement.

Under Mr. Canelon’s agreement, the Company issued 36,000,000 restricted shares of common stock as compensation for services expected to be performed during the term. Under Mr. Gaudet’s agreement, the Company issued 12,000,000 restricted shares of common stock as compensation for services expected to be performed during the term. The shares were fully earned, vested, and issuable upon execution and approval of the applicable agreement.

Either the Company or the applicable executive may terminate employment at any time, with or without cause, upon written notice. Termination before the end of the term generally will not result in forfeiture, cancellation, repayment, or return of the shares, except in the case of fraud, willful misconduct, breach of fiduciary duty, another circumstance requiring forfeiture under applicable law, or a separate written agreement. Neither executive is entitled to severance or additional cash or equity compensation solely as a result of termination.

Each executive is eligible for reimbursement of reasonable and necessary business expenses incurred in performing services for the Company, subject to the terms of his agreement. Neither agreement grants registration rights with respect to the compensation shares. The shares were issued as restricted securities and are subject to applicable federal and state securities laws.

Summary Compensation

No compensation was accrued, earned, paid, or awarded to any named executive officer during the years ended December 31, 2025 and December 31, 2024. During those years, Tejas Bansilal Parikh served as our principal executive officer and received no cash or other compensation from the Company. Messrs. Canelon and Gaudet did not become executive officers until February 2026; the compensation provided to them under their July 2026 Executive Employment Agreements is described above under “Executive Employment Agreements” and will be reflected in the Summary Compensation Table for the fiscal year ending December 31, 2026.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Ricardo Enrique Silva Canelon	2025	0	0	$0	0	0	$0
Chief Executive Officer and Chief Financial Officer	2026	0	0	$0	0	0	$0
Andrew Gaudet	2025	0	0	$0	0	0	$0
Chief Operating Officer	2026	0	0	$0	0	0	$0

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Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2025, the end of our last completed fiscal year, our named executive officer held no outstanding equity awards. Mr. Parikh held no unvested stock, stock options, warrants issued as compensation, or other equity awards at that date, and the Company had no equity compensation plan under which awards were outstanding. The 48,000,000 restricted shares issued to Messrs. Canelon and Gaudet in July 2026 were fully vested upon issuance, are not subject to options, performance conditions, or future vesting, and will be reflected in the equity-award disclosure for the fiscal year ending December 31, 2026.

Stock-Based Compensation

The Company expects to recognize stock-based compensation expense in connection with the issuance of the 48,000,000 shares. The expense will be based on the applicable grant-date fair value determined under ASC Topic 718 and may be material relative to the Company’s historical expenses, revenue, assets, and stockholders’ deficit. Because the Company’s common stock has limited trading activity, determining grant-date fair value may require judgment regarding the reliability of quoted market prices and whether such prices reflect an active and orderly market.

Approval of the Employment Arrangements

The Board of Directors, acting at a special meeting on July 21, 2026 at which all directors were present, approved and ratified each employment agreement and the related share issuance, in each case effective as of July 17, 2026. Each director disclosed his financial interest in his own agreement and abstained from approving that agreement. Mr. Gaudet approved the agreement with Mr. Canelon, and Mr. Canelon approved the agreement with Mr. Gaudet. The Board considered the Company’s limited cash resources, the services expected to be performed, the importance of retaining management, the dilutive effect of the awards, and the interests of the Company and its stockholders.

The Company did not have independent directors available to review or negotiate the arrangements. Accordingly, the awards were not approved by an independent compensation committee and were not based on an independent compensation study or fairness opinion.

Director Compensation

We do not pay cash or equity compensation for service as a director. During the year ended December 31, 2025, our last completed fiscal year, no director received any compensation for service as a director, and accordingly we have not included a Director Compensation table. During that year, our Board of Directors consisted of Tejas Bansilal Parikh, Andrew Gaudet, Sokratis Sokratous, and Gabriela Antoniou; in connection with the February 2026 change of control, Mr. Parikh, Mr. Sokratous, and Ms. Antoniou resigned as directors and Mr. Canelon was appointed to the Board. The compensation of Messrs. Canelon and Gaudet is provided under their July 2026 Executive Employment Agreements and relates to their executive and management services, as described above, rather than to Board service. Directors may be reimbursed for reasonable out-of-pocket expenses incurred in connection with Board service.

Equity Compensation Plans

The Company has not adopted a stock-option plan, equity-incentive plan, pension plan, retirement plan, profit-sharing plan, or other formal employee-benefit plan. The Company may adopt one or more plans in the future, subject to Board approval and any stockholder approval required by applicable law.

Potential Payments Upon Termination or Change in Control

Neither executive employment agreement provides for cash severance, accelerated vesting, or additional compensation solely as a result of termination or a change in control. Because the compensation shares were fully earned and vested upon issuance, termination generally will not result in forfeiture or return of the shares except in the limited circumstances described in the applicable agreement.

Limitation of Liability and Indemnification

The Company’s Articles of Incorporation provide for indemnification of directors and officers to the fullest extent permitted by Nevada law and limit the personal liability of directors and officers in certain circumstances. These provisions do not eliminate liability under the federal securities laws and do not affect the availability of equitable remedies.

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Stockholder Communications with the Board

Stockholders may direct communications to the Board of Directors through the Company’s principal executive office. Communications will be reviewed by management and forwarded to the appropriate director or directors when reasonably related to the Company’s business, governance, or affairs.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following discussion describes transactions and relationships since January 1, 2024 in which the Company was or is to be a participant, the amount involved exceeded or is expected to exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the two most recently completed fiscal years, and in which a director, executive officer, beneficial owner of more than five percent of the Company’s voting securities, or an immediate family member of any such person had or will have a direct or indirect material interest.

Change in Control Transaction

On February 4, 2026, Andrew Gaudet entered into private stock purchase transactions with Ricardo Enrique Silva Canelon pursuant to which Mr. Gaudet sold to Mr. Canelon 81,000,000 pre-split shares of the Company’s common stock and 5,000,000 shares of the Company’s Series B Preferred Stock. The transactions were private secondary transactions between Mr. Gaudet and Mr. Canelon. The Company was not a seller, did not issue any securities, and did not receive any portion of the consideration paid in the transactions.

As a result of the transactions, Mr. Canelon acquired approximately 75.22% of the Company’s then-outstanding common stock and all of the outstanding Series B Preferred Stock, thereby obtaining voting control of the Company. In connection with the change in control, Mr. Canelon was appointed Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and Chairman of the Board of Directors. Mr. Gaudet continued to serve as a director and was appointed Chief Operating Officer.

Executive Employment Agreements and Equity Compensation

Effective July 17, 2026, the Company entered into separate Executive Employment Agreements with Mr. Canelon and Mr. Gaudet. Each agreement has a term beginning July 17, 2026 and ending July 16, 2027, unless earlier terminated in accordance with its terms. Neither executive receives a cash salary under his agreement.

Under Mr. Canelon’s agreement, the Company issued 36,000,000 restricted shares of common stock as compensation for executive management, financial oversight, business development, corporate governance, and related services expected to be performed during the term. Under Mr. Gaudet’s agreement, the Company issued 12,000,000 restricted shares of common stock as compensation for operational oversight, business development, project evaluation, strategic support, corporate governance, and related services expected to be performed during the term.

The shares were fully earned and vested upon execution and approval of the applicable agreement. Termination of either executive’s employment before the end of the term generally will not result in forfeiture, cancellation, repayment, or return of the shares, except in limited circumstances involving fraud, willful misconduct, breach of fiduciary duty, applicable law, or a separate written agreement. Neither executive is entitled to cash severance or additional cash or equity compensation solely as a result of termination.

The Board of Directors approved and ratified each agreement and the related share issuance on July 21, 2026, in each case effective as of July 17, 2026. Each director disclosed his financial interest in his own agreement and abstained from approving that agreement. Mr. Gaudet approved the agreement with Mr. Canelon, and Mr. Canelon approved the agreement with Mr. Gaudet. The Company did not have independent directors available to review or negotiate the arrangements, and the awards were not based on an independent compensation study or fairness opinion.

Following the issuances, Mr. Canelon beneficially owned 36,162,000 shares of common stock, and Mr. Gaudet beneficially owned 12,002,000 shares of common stock. Together, they beneficially owned approximately 99.89% of the Company’s outstanding common stock before this offering. Mr. Canelon also owns all 5,000,000 outstanding shares of Series B Preferred Stock and therefore controls substantially all matters submitted to stockholders for approval.

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Related-Party Notes and Advances

The Company has historically received financing and advances from officers, stockholders, and other related parties to fund professional fees, reporting obligations, and general corporate expenses. As of March 31, 2026, the Company had notes payable to related parties of $68,785 and amounts due to related parties of $5,293.

The related-party notes and advances are unsecured, non-interest-bearing (0% interest rate), and payable on demand. During the years ended December 31, 2024 and 2025 and the interim period ended March 31, 2026. The Company paid no principal or interest on these obligations during those periods. The Company has not entered into any formal repayment schedule with respect to these amounts, and repayment will depend on the Company’s liquidity, operating needs, and availability of financing. The Company may continue to rely on advances or financing from related parties, although no related party is obligated to provide additional funds.

The Company does not currently intend to use the net proceeds of this offering to repay the related-party notes or advances described above.

Asset Purchase Agreement

On February 5, 2026, the Company entered into an Asset Purchase Agreement with Francisco Antonio Sbert Mousko. On July 24, 2026, the parties amended the agreement to exclude all physical assets identified on Schedule A, reduce the consideration from 1,000,000 to 700,000 shares of the Company’s Series A Preferred Stock, and limit the acquired assets to the technology and intellectual-property assets identified on Schedule B and the operational-use real-property and land-use interests identified on Schedule C. The transaction closed on July 24, 2026, and the Company issued 700,000 restricted shares of Series A Preferred Stock to Mr. Mousko as consideration for the acquired assets. Mr. Mousko was not an officer, director, or beneficial owner of more than five percent of the Company’s voting securities at the time of the transaction.

Expense Reimbursements

The Company may reimburse its officers and directors for reasonable and necessary out-of-pocket expenses incurred on behalf of the Company. Such reimbursements may include travel, communications, filing, professional-service, and other ordinary-course business expenses and are not intended to provide additional compensation. No material reimbursed amount requiring separate disclosure has been identified as of the date of this prospectus.

Promoters and Certain Control Persons

The Company was previously dormant and may be considered to have had one or more “promoters” during the past five fiscal years in connection with the revival of the Company and the change-of-control and asset-acquisition transactions described above. Under Rule 405 under the Securities Act, the term “promoter” includes (i) any person who, acting alone or in conjunction with one or more other persons, directly or indirectly takes the initiative in founding and organizing the business or enterprise of an issuer, and (ii) any person who, in connection with the founding and organizing of the business or enterprise of an issuer, directly or indirectly receives, in consideration of services or property (or both services and property), 10% or more of any class of securities of the issuer or 10% or more of the proceeds from the sale of any class of such securities, other than a person who receives such securities or proceeds solely as underwriting commissions or solely in consideration of property and who does not otherwise take part in founding and organizing the enterprise. The Company has determined that each of Andrew Gaudet and Ricardo Enrique Silva Canelon should be considered a promoter of the Company. Mr. Gaudet served as the Company’s sole officer and director beginning in October 2022 and took the initiative in reviving the Company, restoring its corporate standing, and pursuing new business opportunities, and he received 12,000,000 restricted shares of common stock in July 2026, representing more than 10% of a class of the Company’s securities. Mr. Canelon acquired voting control of the Company in February 2026, became its principal executive officer, directed the acquisition of the assets underlying the Company’s current business plan, changed the Company’s name, and redirected its business strategy toward mining services and mineral processing, and he received 36,000,000 restricted shares of common stock in July 2026, representing more than 10% of a class of the Company’s securities.

Mr. Canelon received 36,000,000 restricted shares of common stock, and Mr. Gaudet received 12,000,000 restricted shares of common stock, in each case under their July 17, 2026 Executive Employment Agreements as compensation for services, with aggregate stated compensation values of $360,000 and $120,000, respectively. See “Executive and Director Compensation” and “— Executive Employment Agreements and Equity Compensation” above. In February 2026, Mr. Canelon also acquired 81,000,000 pre-split shares of common stock and all 5,000,000 shares of Series B Preferred Stock from Mr. Gaudet in a private transaction to which the Company was not a party and from which the Company received no proceeds. See “— Change in Control Transaction” above. The consideration received by the Company in connection with the founding and organizing of its current business consisted of the technology, intellectual-property, and operational-use real-property assets acquired under the February 5, 2026 Asset Purchase Agreement, as amended, in exchange for 700,000 shares of Series A Preferred Stock.

The seller under the February 5, 2026 Asset Purchase Agreement, Francisco Antonio Sbert Mousko, received 700,000 shares of Series A Preferred Stock solely in consideration of the assets sold to the Company and does not otherwise take part in founding or organizing the Company’s business. Mr. Mousko is not an officer, director, or beneficial owner of more than five percent of the Company’s voting securities, and under the terms of the Asset Purchase Agreement he is not a control person of the Company. Accordingly, although Mr. Mousko received more than 10% of the outstanding Series A Preferred Stock, the Company does not consider him to be a promoter because he received those shares solely in consideration of property and does not otherwise take part in founding and organizing the Company’s enterprise.

Policies and Procedures for Related-Party Transactions

The Company does not currently have a formal written policy governing the review, approval, or ratification of related-party transactions. In practice, the Board of Directors reviews proposed transactions involving officers, directors, significant stockholders, and other related parties and considers the terms of the transaction, the Company’s need for the transaction, available alternatives, potential conflicts of interest, and the interests of the Company and its stockholders.

Because both members of the Board are executive officers and neither is independent, the Company’s review of related-party transactions does not provide the same degree of independent oversight that would be available from an independent audit or compensation committee. When a director has a direct financial interest in a proposed transaction, the Company seeks to document the interest and the director’s abstention from approval of his own transaction. The Company may seek advice from legal counsel, accountants, or other advisers when appropriate.

Other Related-Party Transactions

Except as described above and elsewhere in this prospectus, since January 1, 2024 the Company has not identified any other transaction, and there is no currently proposed transaction, requiring disclosure under Item 404 of Regulation S-K.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of our common stock as of the date of this prospectus by each person known by us to beneficially own more than 5% of our outstanding common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, convertible securities, or other rights that are exercisable or convertible within 60 days are deemed outstanding for purposes of calculating the beneficial ownership of the holder of such rights, but are not deemed outstanding for purposes of calculating the beneficial ownership of any other person.

The percentages shown before the offering are based on 48,215,467 shares of common stock issued and outstanding. The percentages shown after the offering assume that all 40,000,000 shares offered by this prospectus are sold and that 88,215,467 shares of common stock are issued and outstanding immediately following the offering. The calculations do not give effect to any other issuance, conversion, exercise, or transfer of securities.

Unless otherwise indicated, each person listed below has sole voting and investment power with respect to the shares shown. The address of each director and executive officer is c/o Ecominas Corp., Calle 2, Edificio UNO, Las Mercedes, Oficina 2B, Caracas, Venezuela.

Name and Position	Shares Beneficially Owned	Percentage Before Offering	Percentage After Offering
Ricardo Enrique Silva Canelon Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and Chairman of the Board (1)	36,162,000	75.00%	40.99%
Andrew Gaudet Chief Operating Officer and Director (2)	12,002,000	24.89%	13.61%
Tejas Bansilal Parikh Former Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and Chairman (3)	0	-	-
All directors and executive officers as a group (2 persons)	48,164,000	99.89%	54.60%

(1)

Represents 162,000 shares of common stock held by Mr. Canelon following the 1-for-500 reverse stock split and 36,000,000 restricted shares issued to him on July 17, 2026 pursuant to his Executive Employment Agreement. Mr. Canelon also owns all 5,000,000 issued and outstanding shares of Series B Preferred Stock. Each share of Series B Preferred Stock is entitled to 200 votes and votes together with the common stock as a single class, except where a separate class vote is required. The Series B Preferred Stock is not convertible into common stock and therefore is not included in the number of common shares shown in the table. Through his ownership of the Series B Preferred Stock, Mr. Canelon controls substantially all matters submitted to our stockholders for approval.

(2)

Represents 2,000 shares of common stock held by Mr. Gaudet following the 1-for-500 reverse stock split and 12,000,000 restricted shares issued to him on July 17, 2026 pursuant to his Executive Employment Agreement.

(3)

Mr. Parikh served as our principal executive officer during the year ended December 31, 2025 and is therefore a named executive officer for purposes of this table. Mr. Parikh resigned from all officer and director positions in connection with the February 2026 change of control.

Voting Control

Although Mr. Canelon’s ownership of common stock would decrease from approximately 75.00% before the offering to approximately 41.00% if all offered shares are sold, his ownership of the Series B Preferred Stock will continue to give him voting control of the Company. Accordingly, purchasers in this offering will have limited ability to influence the election of directors, amendments to our governing documents, approval of significant transactions, or other matters submitted to stockholders.

Changes in Control

Except for the control maintained by Mr. Canelon through his ownership of the Series B Preferred Stock and common stock, we are not aware of any arrangement, including any pledge of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms of the capital stock of Ecominas Corp. and is qualified in its entirety by reference to the Company’s Articles of Incorporation, as amended, the certificates of designation governing its preferred stock, its Bylaws, and applicable provisions of Nevada law. Copies of the Company’s organizational documents are filed as exhibits to the registration statement of which this prospectus forms a part.

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Authorized Capital Stock

The Company is authorized to issue 1,000,000,000 shares of capital stock, consisting of 700,000,000 shares of common stock, par value $0.0001 per share, and 300,000,000 shares of preferred stock, par value $0.0001 per share. The preferred stock may be issued in one or more series with rights and preferences established by the Board of Directors, subject to Nevada law and the rights of any outstanding series.

Of the authorized preferred stock, 10,000,000 shares have been designated as Series A Preferred Stock and 10,000,000 shares have been designated as Series B Preferred Stock.

After giving effect to the 1-for-500 reverse stock split effective July 16, 2026, the issuance of 48,000,000 shares of common stock to the Company’s executive officers on July 17, 2026, and the issuance of 700,000 shares of Series A Preferred Stock on July 24, 2026 in connection with the asset acquisition, the Company has 48,215,467 shares of common stock, 710,000 shares of Series A Preferred Stock, and 5,000,000 shares of Series B Preferred Stock issued and outstanding. The Series A Preferred Stock amount remains subject to confirmation by the Company’s transfer agent. The reverse stock split did not reduce the number of authorized shares and did not apply to the Company’s outstanding preferred stock.

Common Stock

Each holder of common stock is entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, subject to the voting rights of any outstanding preferred stock. Holders of common stock do not have cumulative voting rights. As a result, holders of a majority of the voting power entitled to vote in the election of directors may elect all directors standing for election, subject to the voting power of the Series B Preferred Stock.

Subject to the preferential rights of any outstanding preferred stock, holders of common stock are entitled to receive dividends and other distributions when, as, and if declared by the Board of Directors out of funds legally available for that purpose. The Company has never declared or paid cash dividends on its common stock and currently intends to retain any future earnings to fund operations and growth.

In the event of liquidation, dissolution, or winding up of the Company, holders of common stock will be entitled to share ratably in the assets legally available for distribution after payment of, or provision for, all liabilities and after satisfaction of the liquidation rights and preferences of any outstanding preferred stock.

Holders of common stock do not have preemptive or subscription rights to acquire additional securities that the Company may issue. The common stock is not subject to redemption or any sinking-fund provision. All outstanding shares of common stock are fully paid and nonassessable. The shares offered by this prospectus, when issued and paid for in accordance with the terms of the offering, will also be fully paid and nonassessable.

Preferred Stock

The Company’s Articles of Incorporation authorize the Board of Directors, subject to Nevada law and the rights of any outstanding class or series, to issue preferred stock in one or more series and to establish the designation, number of shares, voting powers, preferences, rights, qualifications, limitations, and restrictions of each series.

The Board may generally establish the terms of a new series of preferred stock without further stockholder approval, except where approval is required by Nevada law, the Company’s governing documents, or the rights of an outstanding class or series. The issuance of preferred stock could adversely affect the voting power, dividend rights, liquidation rights, or other rights of holders of common stock and could delay, discourage, or prevent a change in control.

Series A Preferred Stock

The Company has designated 10,000,000 shares of preferred stock as Series A Preferred Stock, of which 710,000 shares are issued and outstanding. The Series A Preferred Stock has an original issue price of $1.00 per share, subject to the adjustment provisions contained in its governing terms. The original issue price does not necessarily represent the current or future market value of the Series A Preferred Stock or any common stock issuable upon conversion.

The Series A Preferred Stock is generally non-voting, except to the extent voting rights are required by Nevada law or provided under protective provisions applicable to the series. Dividends may be paid when, as, and if declared by the Board of Directors. With respect to distributions upon liquidation, dissolution, or winding up, the Series A Preferred Stock ranks senior to the common stock and any securities expressly designated as junior to it.

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Subject to the applicable holding period, conversion restrictions, and beneficial-ownership limitation, each share of Series A Preferred Stock may be converted into common stock in accordance with the conversion formula contained in the applicable designation. The governing terms state that the conversion price is $1.00 per share, subject to adjustment.

The designation contains potentially inconsistent provisions regarding the applicable holding period. One provision refers to conversion following the one-year anniversary of issuance, while another refers to an 18-month holding period. The Company and its legal counsel will be required to interpret and reconcile those provisions in connection with any conversion request. The Company cannot assure holders that its interpretation will not be challenged.

A holder may not convert Series A Preferred Stock to the extent the conversion would cause the holder and its affiliates to beneficially own more than 4.9% of the Company’s outstanding common stock following conversion. Beneficial ownership for this purpose is determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder.

The designation also provides that, following expiration of the applicable holding period, holders may be entitled to receive bonus shares of common stock in an amount equal to the number of Series A Preferred shares held, subject to the terms of the designation and the authority of the Board of Directors. Any common stock issued upon conversion or as bonus shares would be subject to applicable federal and state securities laws and transfer restrictions.

The Series A Preferred Stock is non-redeemable and non-callable. Its terms provide that, upon a stock dividend, stock split, combination, or recapitalization of the outstanding common stock, the Company shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series A Preferred Stock. The Certificate of Amendment that effected the July 16, 2026 reverse stock split provided that the split applied only to the issued and outstanding shares of common stock. The Series A Preferred Stock is non-voting, its holders did not approve that Certificate of Amendment, and no waiver of the adjustment provision has been obtained. The Company believes that 710,000 shares of Series A Preferred Stock are outstanding and that the adjustment provision was not applied to the reverse stock split, but because the designation and the Certificate of Amendment are in apparent tension, the Company cannot assure holders that its interpretation will not be challenged. See “Risk Factors - Risks Related to Our Capital Stock.”

So long as any Series A Preferred Stock remains outstanding, the Company may be required to obtain the approval of holders of a majority of the outstanding Series A Preferred Stock before taking certain actions that materially and adversely affect the rights of the series, issue securities senior to the series, liquidate or dissolve the Company, or take other actions requiring a separate class vote under Nevada law.

Series B Preferred Stock

The Company has designated 10,000,000 shares of preferred stock as Series B Preferred Stock, of which 5,000,000 shares are issued and outstanding. All outstanding shares of Series B Preferred Stock are held by Ricardo Enrique Silva Canelon.

Each share of Series B Preferred Stock is entitled to 200 votes on matters submitted to the Company’s stockholders. The Series B Preferred Stock votes together with the common stock as a single class, except where a separate class vote is required by applicable law or the governing terms of the series.

Because 5,000,000 shares of Series B Preferred Stock are outstanding, the Series B Preferred Stock represents 1,000,000,000 votes. As a result, Mr. Canelon controls substantially all matters submitted to the Company’s stockholders, including the election and removal of directors, amendments to the Articles of Incorporation, authorization of additional securities, mergers, acquisitions, and other significant corporate transactions. The number of outstanding shares of Series B Preferred Stock, and the corresponding voting power, are subject to the adjustment provision described below. Because the Company serves as its own transfer agent for its preferred stock, these share counts are maintained by the Company rather than confirmed by an independent transfer agent.

The certificate of designation governing the Series B Preferred Stock provides that, if the Company declares a stock dividend on the common stock, subdivides or effects a stock split of the outstanding common stock, or combines or recapitalizes the outstanding common stock into a different number of shares, the Company shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series B Preferred Stock. The Company’s 1-for-500 reverse stock split effective July 16, 2026 constituted a combination of the outstanding common stock. The Certificate of Amendment to the Articles of Incorporation effecting the reverse stock split expressly provided that the split applied only to the issued and outstanding shares of common stock, and that Certificate of Amendment was approved by the holder of all of the outstanding Series B Preferred Stock. The Company believes that the adjustment provision was thereby waived or rendered inapplicable and that 5,000,000 shares of Series B Preferred Stock remain outstanding, although it cannot assure holders that this interpretation will not be challenged. See “Risk Factors — Risks Related to Our Capital Stock.”

The Series B Preferred Stock is not convertible into common stock. It therefore is not included in calculations of common-stock beneficial ownership unless otherwise required by applicable SEC rules. Its voting power is, however, included when describing the holder’s total voting control.

The Series B Preferred Stock does not have fixed dividend rights unless otherwise provided in its designation or declared by the Board of Directors. It ranks senior to the common stock with respect to distributions upon liquidation, dissolution, or winding up and, based on the Company’s public filings, ranks on parity with the Series A Preferred Stock. The precise amount distributable is governed by the applicable designation and Nevada law.

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Reverse Stock Split

Effective July 16, 2026, the Company implemented a 1-for-500 reverse stock split of its issued and outstanding common stock. Each 500 shares of common stock issued and outstanding immediately before the effective time were automatically combined into one share of post-split common stock. Fractional shares resulting from the reverse stock split were rounded up to the nearest whole share.

The reverse stock split did not reduce the number of authorized shares of common stock or preferred stock and did not change the par value of the common stock. The Certificate of Amendment to the Articles of Incorporation effecting the reverse stock split provided that it applied only to the issued and outstanding shares of common stock and did not apply to the Company’s outstanding preferred stock. The certificate of designation governing the Series B Preferred Stock contains an adjustment provision that may otherwise require a proportional adjustment to the outstanding Series B shares upon a combination of the common stock; the Company believes that provision was waived or rendered inapplicable because the holder of all outstanding Series B Preferred Stock approved the Certificate of Amendment. See “Description of Capital Stock - Series B Preferred Stock” and “Risk Factors - Risks Related to Our Capital Stock.” Unless otherwise stated, all common-share and per-share information in this prospectus gives effect to the reverse stock split.

Possible Anti-Takeover Effects

Certain provisions of Nevada law and the Company’s governing documents may delay, discourage, or prevent a change in control or a change in management. These provisions include the authority of the Board to issue preferred stock with voting, conversion, liquidation, or other rights without further stockholder approval; the absence of cumulative voting and preemptive rights; the significant voting power of the Series B Preferred Stock; and indemnification and limitation-of-liability provisions applicable to officers and directors.

The Company’s Articles of Incorporation provide that it has elected not to be governed by Sections 78.411 through 78.444 of the Nevada Revised Statutes, which relate to certain combinations with interested stockholders. The foregoing provisions could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, even if such a transaction could be beneficial to some or all stockholders.

Indemnification and Limitation of Liability

The Company’s Articles of Incorporation provide for indemnification of directors, officers, employees, fiduciaries, and agents to the fullest extent permitted by Nevada law. The Articles further provide that no director or officer will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except to the extent liability cannot be limited under Nevada law, including liability arising from intentional misconduct, fraud, a knowing violation of law, or unlawful distributions.

These provisions may limit the remedies available to stockholders for certain breaches of fiduciary duty. They do not eliminate liability under the federal securities laws.

Transfer Agent and Registrar

The transfer agent and registrar for the Company’s common stock is Pacific Stock Transfer Company, 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119. Its telephone number is (702) 361-3033. The Company acts as its own transfer agent and registrar with respect to its outstanding Series A Preferred Stock and Series B Preferred Stock, and accordingly the records of the outstanding preferred stock are maintained by the Company rather than by an independent transfer agent.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, assuming that all 40,000,000 shares offered by this prospectus are sold, we will have 88,215,467 shares of common stock issued and outstanding. The 40,000,000 shares sold in this offering will be freely tradable under the Securities Act by persons other than our affiliates, subject to applicable state securities laws and any contractual restrictions. Shares purchased by an affiliate will remain subject to the limitations applicable to control securities.

Before this offering, 48,215,467 shares of common stock are issued and outstanding. Of those shares, 48,164,000 shares are beneficially owned by our two executive officers and directors. These management shares include 48,000,000 restricted shares issued pursuant to executive employment agreements effective July 17, 2026 (approved and ratified by the Board of Directors on July 21, 2026) and 164,000 shares held by management following the 1-for-500 reverse stock split. The remaining outstanding shares are held by other stockholders and may consist of restricted or unrestricted securities depending on their date and manner of issuance, holding period, affiliate status, and other applicable facts.

Restricted and Control Securities

Shares that have not been registered under the Securities Act are generally considered restricted securities. Restricted securities may not be offered or sold in the United States unless they are registered or an exemption from registration is available. In addition, securities held by an affiliate of the Company are control securities and remain subject to resale limitations even if they were acquired in a registered transaction or have ceased to be restricted securities.

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Ricardo Enrique Silva Canelon and Andrew Gaudet are affiliates of the Company because each is an executive officer and director and each beneficially owns a substantial number of shares. Any resale by either person must be made pursuant to an effective registration statement or an available exemption from registration and may be subject to volume, manner-of-sale, notice, current-public-information, and other limitations.

Rule 144

Rule 144 under the Securities Act provides a potential safe harbor for the public resale of restricted and control securities if its conditions are satisfied. The availability of Rule 144 depends on, among other matters, the issuer’s reporting status, the period for which the securities have been held, the availability of current public information, the seller’s affiliate status, and compliance with applicable volume, manner-of-sale, and notice requirements.

The Company has historically had limited or no operations and may be considered a current or former shell company for purposes of Rule 144. Securities initially issued by a current or former shell company generally may not be resold under Rule 144 unless the Company has ceased to be a shell company, is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, has filed all reports and other materials required to be filed during the preceding 12 months, other than Form 8-K reports, and at least one year has elapsed since the Company filed current Form 10-type information reflecting that it is no longer a shell company.

Whether and when the Company satisfies the requirements applicable to a former shell company is a fact-specific legal determination. Holders should not assume that Rule 144 is currently available. Any holder seeking to rely on Rule 144 should obtain legal advice and may be required to provide the transfer agent with a legal opinion and supporting documentation.

Shares Issuable Upon Conversion of Preferred Stock

The Company has 710,000 shares of Series A Preferred Stock issued and outstanding. Subject to the terms of the Series A designation, applicable holding periods, the 4.9% beneficial-ownership limitation, and other restrictions, the Series A Preferred Stock may be convertible into common stock. The designation also contains a provision relating to the possible issuance of bonus shares. Any common stock issued upon conversion or as bonus shares would be restricted unless registered or issued in a transaction that provides otherwise.

The Series B Preferred Stock is not convertible into common stock and therefore does not create additional common shares eligible for resale. Its voting rights, however, provide Mr. Canelon with continuing voting control of the Company.

Effect of Future Sales

We cannot predict the effect, if any, that future sales of common stock or the availability of shares for future sale will have on the market price of our common stock. Sales of substantial amounts of common stock, including shares held by management, shares sold in this offering, shares issued upon conversion of preferred stock, or shares issued in future financings, acquisitions, compensation arrangements, or debt settlements, could adversely affect the market price and impair our ability to raise capital through future sales of equity securities.

Because our common stock is quoted on the OTCID Basic Market and has limited trading activity, even relatively small sales may cause significant price movements, increase volatility, widen bid-and-ask spreads, or make it more difficult for stockholders to sell shares at desired prices.

Authorized but Unissued Shares

The Company is authorized to issue 700,000,000 shares of common stock. After giving effect to the 48,215,467 shares outstanding before the offering and the issuance of all 40,000,000 shares offered hereby, 611,784,658 authorized shares of common stock will remain available for future issuance. Subject to applicable law and the rights of outstanding preferred stock, the Board of Directors may issue additional shares without further stockholder approval.

The issuance of additional shares may dilute the ownership and voting interests of existing stockholders, increase the number of shares available for resale, reduce the market price of our common stock, or be used in a manner that makes a change in control more difficult.

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Holders of Record

As of July 27, 2026, the Company had approximately 115 holders of record of its common stock. The number of holders of record does not include beneficial owners whose shares are held in street name through brokers, dealers, banks, or other nominees. This information will be updated from the transfer agent’s records before filing.

Dividend Policy

The Company has never declared or paid cash dividends on its common stock and does not anticipate paying cash dividends in the foreseeable future. It intends to retain any future earnings to fund the development and operation of its business. Accordingly, any return to stockholders is expected to depend on appreciation, if any, in the market price of the common stock.

Equity Compensation Plans

The Company has not adopted a formal equity compensation plan.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO

NON-U.S. HOLDERS OF OUR COMMON STOCK

The following discussion is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our Common Stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not addressed herein. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in effect as of the date of this offering. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a non-U.S. holder of our Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of our Common Stock.

This discussion is limited to non-U.S. holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder’s particular circumstance, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

•	U.S. expatriates and certain former citizens or long-term residents of the United States;
•	persons holding our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	brokers, dealers or traders in securities or currencies;
•	persons that hold more than 5% of our Common Stock, directly or indirectly;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	corporations organized outside of the United States, any state thereof or the District of Columbia that are nonetheless treated as U.S. taxpayers for U.S. federal income tax purposes;
•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

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•	persons for whom our Common Stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;
•	persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•	qualified foreign pension funds as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;
•	persons whose “functional currency” is not the U.S. dollar;
•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an applicable financial statement; and
•	tax-qualified retirement plans.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner (or person or entity treated as a partner) in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS LEGAL OR TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our Common Stock that is neither a “U.S. person,” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes regardless of its place of organization or formation. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;
•

a corporation or other entity created or organized under the laws of the United States, any state thereof, or the District of Columbia and treated as a corporation for U.S. federal income tax purposes;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•

a trust that (1) is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

An individual non-U.S. citizen may, in some cases, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. Generally, for this purpose, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year, are counted.

Resident aliens are generally subject to U.S. federal income tax as if they were U.S. citizens. Individuals who are uncertain of their status as resident or nonresident aliens for U.S. federal income tax purposes are urged to consult their tax advisors regarding the U.S. federal income tax consequences of the ownership or disposition of our Common Stock.

Distributions

As described in the section titled “Dividend Policy,” we do not anticipate declaring or paying distributions to holders of our Common Stock in the foreseeable future. However, if we do make distributions on our Common Stock, such distributions of cash or property on our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will first constitute a return of capital and be applied against and reduce a non-U.S. holder’s adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Disposition of Common Stock.”

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Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, dividends paid to a non-U.S. holder of our Common Stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders may be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our Common Stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. If a non-U.S. holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Subject to the discussions below regarding backup withholding and the FATCA, if dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Disposition of Common Stock

Subject to the discussions below on backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock (including a redemption, but only if the redemption would be treated as a sale or exchange rather than as a distribution for U.S. federal income tax purposes) unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•	our Common Stock constitute U.S. real property interests, or USRPIs, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits, as adjusted for certain items, which will include such effectively connected gain.

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A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we would be a USRPHC if our USRPIs comprise (by fair market value) at least 50 percent of our business assets. We believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our Common Stock will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. There can be no assurance that our Common Stock will continue to qualify as regularly traded on an established securities market. If any gain on your disposition is taxable because we are a United States real property holding corporation and your ownership of our Common Stock exceeds 5%, you will be taxed on such disposition generally in the manner as gain that is effectively connected with the conduct of a U.S. trade or business (subject to the provisions under an applicable income tax treaty), except that the branch profits tax generally will not apply.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Subject to the discussion below on FATCA, a non-U.S. holder will not be subject to backup withholding with respect to distributions on our Common Stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a U.S. person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our Common Stock to the non-U.S. holder, regardless of whether any tax was actually withheld. Such information returns generally include the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our Common Stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our Common Stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

45

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code and applicable Treasury Regulations (commonly referred to as the Foreign Account Tax Compliance Act, or FATCA), on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends paid on our Common Stock, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

The withholding provisions under FATCA generally apply to payments of dividends paid on our Common Stock. Further, current provisions of the Code and Treasury Regulations treat gross proceeds from the sale or other disposition of Common Stock as subject to FATCA withholding after December 31, 2018. However, recently proposed Treasury Regulations, if finalized in their present form, would eliminate FATCA withholding on payments of gross proceeds from a sale or other disposition of our Common Stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the potential application of FATCA.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY RECENT OR PROPOSED CHANGE IN APPLICABLE LAW.

PLAN OF DISTRIBUTION

We are offering up to 40,000,000 shares of our common stock directly to investors at a fixed price of $0.01 per share. The offering is being conducted on a best-efforts, no-minimum basis. No underwriter, placement agent, broker-dealer, or other person has agreed to purchase or sell any of the offered shares, and there is no assurance that we will sell any shares or receive any proceeds.

Direct Offering by Officers and Directors

The offered shares will be sold on our behalf by Ricardo Enrique Silva Canelon and Andrew Gaudet, each of whom is an officer and director of the Company. They will not receive any commission, finder’s fee, or other transaction-based compensation in connection with the offering. They may contact prospective investors through direct personal, telephone, electronic, or written communications and may provide prospective investors with copies of this prospectus and the subscription materials.

In participating in the offering, our officers and directors intend to rely on the non-exclusive safe harbor provided by Rule 3a4-1 under the Exchange Act. Accordingly, they will not be paid commissions or other compensation based on securities transactions, will continue to perform substantial duties for the Company other than selling securities, and will limit their activities to those permitted by Rule 3a4-1. Neither the Company nor any officer or director will engage an unregistered broker-dealer to offer or sell the shares.

Our officers and directors are not professional securities salespersons. Their participation in the offering is subject to their continuing compliance with Rule 3a4-1 and applicable federal and state securities laws. If the Company determines that the participation of any person would require broker-dealer registration, that person will not participate unless properly registered or an applicable exemption is available.

Offering Price

The shares will be offered at the fixed price of $0.01 per share for the entire offering period. The offering price was determined by management and does not reflect an independent valuation of the Company or its common stock. The Company will not change the offering price in response to changes in the quoted market price of its common stock.

46

Our common stock is quoted on the OTCID Basic Market. The quoted market price may be lower than the offering price, and investors may be able to purchase shares in market transactions at a price below $0.01 per share. Shares sold under this prospectus will nevertheless be sold only at the fixed offering price.

Offering Period

The offering will terminate upon the earliest of the sale of all 40,000,000 offered shares, 180 days after the effective date of the registration statement of which this prospectus forms a part, or the date on which the Company elects to terminate the offering. The Board of Directors may extend the offering for one additional period of up to 90 days.

The Company may terminate the offering at any time and for any reason, whether or not any shares have been sold. The Company will file a post-effective amendment to the registration statement to reflect any extension of the offering period or any other fundamental change in the information set forth in the registration statement, and will otherwise disclose any material change in the plan of distribution by prospectus supplement or post-effective amendment as required by applicable law.

No Minimum; No Escrow

There is no minimum number or dollar amount of shares that must be sold before the Company may accept subscriptions. Subscription proceeds will not be placed in an escrow, trust, or similar account. Funds received from an investor will be deposited into an account maintained by or for the benefit of the Company after the subscription is accepted and will be immediately available for use by the Company.

Because there is no minimum offering amount, an investor may purchase shares even if no other investor purchases shares. The Company may receive proceeds that are insufficient to implement its business plan or commence revenue-generating operations. Accepted subscription funds will not be returned merely because the Company sells only a limited number of shares or fails to raise sufficient proceeds, except as required by law.

The Company has concluded that it is not a “blank check company” within the meaning of Rule 419 under the Securities Act because it has a specific business plan and purpose, providing mining-services, mineral-processing, equipment-deployment, and related operational and technical services to third-party mining operators, and does not intend to engage in a merger or acquisition with an unidentified company or business. As a result, the escrow and related requirements of Rule 419 do not apply to this offering, and subscription proceeds are not required to be deposited in escrow. If the Company were deemed a blank check company, this offering would be subject to Rule 419, which would require, among other things, that the offering proceeds and the securities sold be deposited into escrow accounts and that investors be afforded specified reconfirmation and refund rights.

Subscription Procedures

A prospective investor who wishes to purchase shares must complete and execute a subscription agreement in the form provided by the Company and deliver the completed agreement, together with the full purchase price, in accordance with the payment instructions contained in the subscription materials. Payment may be made by wire transfer, check, or another method accepted by the Company. Checks, if accepted, must be made payable to Ecominas Corp.

A subscription will not be binding on the Company until it has been accepted by an authorized officer. The Company may accept or reject a subscription, in whole or in part, for any lawful reason. The Company may also request additional information or documentation from a prospective investor before accepting a subscription.

If a subscription is rejected, the Company will return the related funds without interest or deduction as soon as reasonably practicable. Once a subscription is accepted, it generally may not be revoked, withdrawn, or cancelled by the investor, and the funds generally will not be refundable, except as required by applicable law.

Acceptance and Issuance of Shares

The Company may accept subscriptions and conduct closings on a rolling basis throughout the offering period. There is no required closing date and no requirement that a specified number of shares be sold at any closing.

Following acceptance of a subscription and receipt of cleared funds, the Company will instruct its transfer agent to issue the purchased shares in book-entry form in the name provided by the investor. Investors may be required to provide identification, tax, anti-money-laundering, or other information reasonably requested by the Company or its transfer agent before the shares are issued.

The shares sold pursuant to this prospectus will be registered under the Securities Act. Shares purchased by persons who are not affiliates of the Company generally will be freely tradable under federal securities law, subject to applicable state securities laws and any contractual restrictions. Shares purchased by an affiliate will be control securities and will remain subject to applicable resale limitations.

47

Investor Suitability and Right to Reject Subscriptions

The Company reserves the right to reject any subscription if it believes that the purchase would be unlawful, would cause the Company or its officers or directors to violate applicable law, would require registration or qualification that has not been completed, or would otherwise be contrary to the interests of the Company.

The Company may limit the number of shares sold to any investor and is not required to allocate shares on a pro rata or first-come, first-served basis. No investor will have any right to purchase shares merely because the investor submitted a subscription agreement or transferred funds.

State Securities Laws

The shares will be offered and sold only in jurisdictions where the offering is registered, qualified, or exempt from registration or qualification. The Company may suspend or discontinue offers or sales in any jurisdiction at any time.

The Company will not accept a subscription from an investor residing in a jurisdiction in which the offer or sale would be unlawful.

Offering Expenses

The Company will bear the expenses of the offering, which are estimated to be approximately $41,065. No underwriting discounts, commissions, or selling concessions will be paid. Offering expenses may be paid from offering proceeds or from other funds available or advanced to the Company.

Regulation M

The Company and persons participating in the distribution will be subject to applicable provisions of Regulation M under the Exchange Act. Regulation M may limit the ability of the Company and its affiliates to purchase the Company’s common stock during the distribution. The Company intends to comply with Regulation M and any other applicable restrictions during the offering.

No Underwriting Agreement

There is no underwriting agreement, selling agreement, or firm commitment relating to this offering. No person is obligated to purchase any of the offered shares, and the Company has not granted any person an option, over-allotment right, or other right to purchase shares in connection with the offering.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby and certain other legal matters relating to this offering will be passed upon for us by Business Legal Advisors, LLC, through Brian Higley, Esq.

EXPERTS

The financial statements of Ecominas Corp. as of December 31, 2025 and 2024, and for the years then ended, included in this prospectus and elsewhere in the registration statement of which this prospectus forms a part, have been audited by Fruci & Associates II, PLLC, an independent registered public accounting firm, as stated in its report appearing herein.

The report of Fruci & Associates II, PLLC includes an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern. The financial statements are included in reliance upon such report and upon the authority of Fruci & Associates II, PLLC as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the shares of Common Stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The website address is http://www.sec.gov. Upon the effectiveness of the registration statement, we will be subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, will file reports, proxy and information statements and other information with the SEC. Such annual, quarterly and special reports, proxy and information statements and other information can be inspected and copied at the locations set forth above.

48

ECOMINAS CORP.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Annual Financial Statements (audited):

Quarterly Financial Statements (unaudited):

(b) Exhibits.

See the Exhibit Index attached hereto which is incorporated by reference

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Ecominas Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Ecominas Corp. (“the Company”) as of December 31, 2025 and 2024, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and 2024 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit, net losses, and negative cash flows from operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525

We have served as the Company’s auditor since 2025.

Spokane, Washington

April 9, 2026 (except for the last paragraph in Note 8, to which the date is July 29, 2026)

F-2

ECOMINAS CORP

(FKA INTERNATIONAL LUXURY PRODUCTS, INC.,)

BALANCE SHEETS

(AUDITED)

ASSETS	December 31, 2025		December 31, 2024

Cash		$-		$-
Total assets		-		-

Intangible assets		-		-
	$		$
Total assets		-		-

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses		$239,578		$222,488
Notes payable		115,405		86,093
Notes payable - related party		68,785		68,785
Due to related parties		5,293		5,293
Total current liabilities		429,061		382,659

Total liabilities		429,061		382,659

Commitments and Contingencies (Note 7)		-		-

Series A Preferred stock, par value $0.0001 per share; 10,000,000 authorized and 10,000 and 10,000 shares issued and outstanding as of December 31, 2025 and 2024, respectively		-		-
Series B Preferred stock, par value $0.0001 per share; 10,000,000 authorized and 5,000,000 and 5,000,000 shares issued and outstanding as of December 31, 2025 and 2024, respectively		500		500
Common Shares 700,000,000 authorized shares, par value $0.0001 215,342 and 215,342 shares issued and outstanding as of December 31, 2025 and 2024, respectively		22		22
Additional paid-in capital		5,025,609		5,025,609
Accumulated deficit		(5,455,192)		(5,408,790)
Total stockholders' deficit		(429,061)		(382,659)

Total liabilities and stockholders' deficit		-		-

The accompanying notes are an integral part of these financial statements.

F-3

ECOMINAS CORP

(FKA INTERNATIONAL LUXURY PRODUCTS, INC.,)

STATEMENTS OF OPERATIONS

(AUDITED)

	For the years ended
	December 31
	2025	2024

Sales	$-	$-

Operating expenses
Professional fees	35,090	560,450
General and administrative	1,643	4,063
Total operating expenses	36,733	564,513

Loss from operations	(36,733)	(564,513)

Other expenses
Interest expense	(9,669)	(7,021)
Total other expenses	(9,669)	(7,021)

Net loss before tax provision	(46,402)	(571,534)
Tax provision	-	-
Net loss	(46,402)	(571,534)

Net loss per common share: basic and diluted	$(0.22)	$(2.65)
Weighted average common shares outstanding -
basic and diluted	215,342	215,342

The accompanying notes are an integral part of these financial statements.

F-4

ECOMINAS CORP

(FKA INTERNATIONAL LUXURY PRODUCTS, INC.,)

STATEMENT OF STOCKHOLDERS' DEFICIT

(AUDITED)

	Series A		Series B
	Preferred		Preferred
	Shares	Par Value	Shares	Par Value	Common Shares	Par Value	Paid-In Capital	Accumulated Deficit	Stockholders' Deficit
Balance, December 31, 2023	10,000	-	5,000,000	$500	215,342	$22	$5,025,609	$(4,837,256)	$188,875
Net loss	-	-	-	-	-	-	-	(571,534)	(571,534)
Balance, December 31, 2024	10,000	-	5,000,000	$500	215,342	$22	$5,025,609	$(5,408,790)	$(382,659)
Net loss	-	-	-	-	-	-	-	(46,402)	(46,402)
Balance, December 31, 2025	10,000	-	5,000,000	$500	215,342	$22	$5,025,609	$(5,455,192)	$(429,061)

The accompanying notes are an integral part of these financial statements.

F-5

ECOMINAS CORP

(FKA INTERNATIONAL LUXURY PRODUCTS, INC.,)

STATEMENTS OF CASHFLOWS

(AUDITED)

	For the years ended
	December 31, 2025	December 31, 2024
Cash Flows from Operating Activities
Net loss	$(46,402)	$(571,534)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	-	367,200
Changes in assets and liabilities
Accounts payable and accrued expenses	17,090	176,373
Net cash used in operating activities	(29,312)	(27,961)

Cash Flows from Financing Activities
Proceeds from notes payable	29,312	27,961
Net cash provided by financing activities	29,312	27,961

Net decrease in cash	$-	-
Cash, beginning of period	-	-
Cash, end of period	$-	$-

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-6

ECOMINAS CORP

(FKA INTERNATIONAL LUXURY PRODUCTS, INC.,)

NOTES TO FINANCIAL STATEMENTS

(AUDITED)

December 31, 2025 and 2024

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Organization

The Company was incorporated on August 22, 1995 as a Nevada corporation under the name H. Herbig Land & Livestock Incorporated. From the date of incorporation to December 2, 1997 the Company had no significant operating activities. On December 2, 1997, the Company entered a purchase agreement with Mr. William E. Edwards to purchase the name Dermalay Industries, Inc., and inventory owned by Mr. Edwards in exchange for 2,550,000 shares of common stock. The Company is deemed to have entered the development stage effective December 2, 1997.

On May 12, 2023, the Company’s Board of Directors approved a One for Three Hundred (1-for-300) Reverse Stock Split of the issued and outstanding shares of Common Stock. As of the date of filing the reverse split has not been approved by FINRA and as such the financial statements have not been retroactively restated to reflect the split.

On May 13, 2023, the Company filed Certificate of Change to its Articles of Incorporation, as amended, with the Secretary of Nevada to change the Company’s corporate name to Maya Innovations Corp.

On March 20, 2023, the Company entered into an Asset Purchase Agreement (“Purchase Agreement”), by and among the Company, on the one hand, (“Buyer”), and Maya Innovations, LLC (“MILLC”) and Maya Praveen Kumar, an individual (“Kumar”) and the sole-officer, director, and shareholder of MILLC, on the other hand (collectively, MILLC and Kumar are hereinafter referred to as the “Seller”) whereby the Company acquired various artificial intelligence related assets from the Seller for use in the healthcare industry. On September 15, 2023, the Company, and Maya Praveen Kumar, an individual (“Maya”) entered into an Unwind Agreement and Mutual Release (the “Unwind Agreement”), for the purpose of unwinding, and rendering void, the Asset Purchase Agreement (“Original APA”) executed by and between the Company and Maya on March 20, 2023. The Parties mutually and voluntarily agreed to unwind the transaction contemplated by the Original APA. Accordingly, the Company returned all the Assets acquired per the Original APA once Maya has cancelled, and returned to the Company’s treasury, the 3,000,000 restricted shares of the Company’s common stock and 1,000,000 shares of the Company’s Series A Preferred Stock that were issued per the terms of the Original APA.

On the same day the Company entered into an Asset Purchase Agreement (“Purchase Agreement”), by and among the Company and Pure North Analytics, an unincorporated company based out of Dubai (“PNA”) and Tejas Bansilal Parikh, an individual (“Parikh”) (collectively, PNA and Parikh are hereinafter referred to as the “Seller”) whereby the Company acquired various artificial intelligence related assets from the Seller relating to artificial intelligence tailored for financial markets. Specifically, PNA's expertise lies in predicting future share prices for Fortune 1000 companies that adhere to ESG (Environmental, Social, and Governance) standards, which significantly influence investor decisions. This tool can be offered by brokerages and financial institutions to their clients via subscription, empowering them to make well-informed investment choices. Collectively, all intellectual property, proprietary and nonproprietary technology, know-how, and all other assets of the Seller that maybe, directly, or indirectly, applied to the artificial intelligence field insofar as the financial industry are referred to hereinafter as the “Acquired Assets.” In exchange for the Acquired Assets, the Company issued 6,000,000 restricted shares of its common stock (the “Common Shares”). Each of the Corporation and Seller shall make customary representations, warranties, covenants, and indemnities in connection with the Purchase Agreement Pursuant to the terms of the Purchase Agreement.

F-7

In connection with the foregoing, on September 26, 2023, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Tejas Bansilal Parikh (the “Mr. Parikh”) whereby Mr. Parikh has agreed to serve as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and as Chairman of the Company’s Board of Directors.

Additionally, the Company received notice of resignation from Andrew Gaudet (“Gaudet”) from the positions of President, Chief Executive Officer, Treasurer, Chief Financial Officer, and, Secretary of the Company (the “Resignation”). Gaudet’s resignation from such positions was not the result of any disagreements between Gaudet and the Company relating to the Company’s operations, policies, or practices.

Gaudet shall retain his position as a member of the Company’s Board of Directors until his resignation or until a successor is duly appointed at a meeting of the Company’s Shareholders.

On September 21, 2023, the Company’s Board of Directors, approved changing the Company name from Maya Innovations Corp. to Pure North Analytics Corp.

On November 16, 2023, the Company’s Board of Directors, approved changing the Company name back to International Luxury Products, Inc.

On February 10, 2026, the Company filed Certificate of Change to its Articles of Incorporation, as amended, with the Secretary of Nevada to change the Company’s corporate name to Ecominas Corp. In addition to the name change the Company also underwent a change in control through a private transaction. As part of the change of control Tejas Bansilal Parikh resigned from the positions of President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Secretary of the Company and the Company appointed Mr. Silva Canelon to these positions.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. Management is of the opinion that all necessary adjustments have been made to make these financial statements not misleading.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. During the year ended December 31, 2025, the Company incurred net losses of $46,402, and accumulated deficits of $5,455,192. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

F-8

We are entirely dependent on our ability to attract and receive funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans. Any additional equity financing may involve substantial dilution to our then existing stockholders.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Intangible assets

The Company follows Financial Accounting Standard Board’s (FASB) Codification Topic 350-10 (“ASC 350-10”), “Intangibles – Goodwill and Other”. According to this statement, intangible assets with indefinite lives are no longer subject to amortization, but rather an annual assessment of impairment by applying a fair-value based test. Under ASC 350-10, the carrying value of assets are calculated at the lowest level for which there are identifiable cash flows.

The Company evaluates indefinite-lived intangible assets for impairment based on a two-step process. A qualitative assessment is first performed to determine whether it is more likely than not that the asset’s fair value is less than its carrying amount. If this assessment indicates potential impairment, a quantitative test is performed by comparing the asset’s carrying amount to the estimated future undiscounted cash flows. If the carrying amount exceeds the expected cash flows, an impairment loss is recognized for the amount by which the carrying value exceeds fair value.

Income taxes

The Company accounts for its income taxes in accordance with FASB Codification Topic ASC 740-10, “Income Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-9

Stock-based compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with two financial institutions in the form of demand deposits.

Loss per Share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Revenue Recognition

The Company recognizes revenue from its contracts with customers in accordance with ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue related to contracts with customers is evaluated utilizing the following steps: (i) Identify the contract, or contracts, with a customer; (ii) Identify the performance obligations in the contract; (iii) Determine the transaction price; (iv) Allocate the transaction price to the performance obligations in the contract; (v) Recognize revenue when the Company satisfies a performance obligation.

Fair Value of Financial Instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

F-10

Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of December 31, 2025 and 2024 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third-party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements at December 31, 2025 and 2024.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. This ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. This ASU is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The amendments in this ASU should be applied retrospectively to all prior periods presented in the financial statements. The Company adopted the ASU and determined that its adoption did not have a material impact on the Company’s consolidated financial statements and related disclosures. As defined in the ASU, operating segments are components of an enterprise about which discrete financial information is regularly provided to the CODM in making decisions on how to allocate resources and assess performance for the organization. The Company operates and manages its business as one reportable and operating segment. The Company’s CODM is the Chief Executive Officer. The Company’s CODM reviews consolidated operating results to make decisions about allocating resources and assessing performance for the entire Company.

In December 2023, the FASB issued Accounting Standards Update No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires additional disclosures related to rate reconciliation, income taxes paid, and other disclosures. Under ASU 2023-09, for each annual periods presented, public entities are required to (1) disclose specific categories in the tabular rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold. In addition, ASU 2023-09 requires all reporting entities to disclose on an annual basis the amount of income taxes paid disaggregated by federal, state, and foreign taxes as well as the amount of income taxes paid by individual jurisdiction. ASU 2023-09 is effective for public business entities for annual periods beginning after December 15, 2024, and can be applied on a prospective basis with an option to apply the standard retrospectively. Early adoption is permitted. The Company has evaluated the impact of ASU 2023-09 on its financial statements and has concluded that is does not have a significant impact on it financial statements.

The Company does not believe that other standards, which have been issued but are not yet effective, will have a significant impact on its financial statements.

F-11

NOTE 4 –NOTES PAYABLE

Promissory notes payable as of December 31, 2025 and 2024 consists of the following:

December 31, 2025	December 31, 2024
$8,012	$8,012
3,590	3,590
5,650	5,650
5,000	5,000
10,000	10,000
8,000	8,000
7,880	7,880
10,000	10,000
3,500	3,500
750	750
169	169
3,000	3,000
10,000	10,000
1,102	1,102
6,000	6,000
3,440	3,440
10,000	-
594	-
4,500	-
5,000	-
5,000	-
700	-
3,000	-
518	-
$115,405	$86,093

F-12

During the year ended December 31, 2025 and 2024, the Company had promissory notes amounting to $115,405 and $86,093 due to the same noteholder, respectively of which $29,312 were issued during the year ended December 31, 2025 for general operating purposes. The notes carry an interest rate of 10% and are due upon demand.

During the year ended December 31, 2025 and 2024, the Company recorded interest expense related to these notes of $9,669 and $7,021, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company has historically engaged in and may continue to engage in certain business transactions with related parties, including the issuance of notes payable. Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis due to the absence of free market forces that naturally exist in business dealings between two or more unrelated entities. Related party transactions may not always be favorable to our business and may include terms, conditions and agreements that are not necessarily beneficial to or in best interest of our company.

NOTES PAYABLE – Related Party

Notes payable – Related party as of December 31, 2025 and 2024 consists of the following:

December 31, 2025	December 31, 2024
$6,910	$6,910
23,247	23,247
38,628	38,628
$68,785	$68,785

As of December 31, 2025 and 2024, the Company had various promissory notes due to officers and shareholders amounting to $68,785. The notes carry an interest rate of 0% and are due upon demand.

Due to related Party

As of December 31, 2025 and 2024, the Company had amount due to related parties of $5,293 and $5,293, respectively. These advances carry 0% and are due upon demand.

F-13

NOTE 6 - COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

NOTE 7 – INCOME TAXES

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of December 31, 2025 and 2024, are as follows:

	December 31,	December 31,
	2025	2024
Net operating loss carryforward	$(5,455,192)	$(5,408,790)
Statutory tax rate	21%	21%
Deferred tax asset	(1,145,590)	(1,135,846)
Less: Valuation allowance	1,145,590	1,135,846
Net deferred asset	$-	$-

As of December 31, 2025 and 2024, the Company had approximately $5.46 and $5.41 million in net operating losses (“NOLs”), respectively that may be available to offset future taxable income. NOLs generated in tax years prior to December 31, 2019 can be carryforward for twenty years, whereas NOLs generated after December 31, 2019 can be carryforward indefinitely. In accordance with Section 382 of the U.S. Internal Revenue Code, the usage of the Company’s net operating loss carry forwards is subject to annual limitations following greater than 50% ownership changes.

A reconciliation between expected income taxes, computed at the federal income tax rate of 21% applied to the pretax accounting loss, and our blended state income tax rate of 0% in 2025 and 2024, and the income tax net expense included in the statements of operations for the years ended December 31, 2025 and 2024 is as follows:

	2025		2024
	Amount	Percentage	Amount	Percentage
Loss for the year	(46,402)		(571,534)
Tax benefit at federal statutory rate	$(9,744)	21%	$(120,022)	21%
State income taxes, net of federal benefit*	-	0%	-	0%
Permanent differences	9,744	0%	120,022	0%
Change in valuation allowance	-	0%	-	0%

F-14

NOTE 8 – STOCKHOLDERS’ EQUITY

As of December 31, 2025 and 2024, the Company had 215,342 and 215,342 shares of common stock (Post split), 10,000 and 10,000 shares of Series A Preferred Stock, and 5,000,000 and 5,000,000 shares of Series B Preferred Stock issued and outstanding, respectively.

On May 12, 2023, the Company’s Board of Directors approved a One for Three Hundred (1-for-300) Reverse Stock Split of the issued and outstanding shares of Common Stock. As of the date of filing the reverse split has not been approved by FINRA and as such the financial statements have not been retroactively restated to reflect the split.

On October 12, 2023, the Board of Directors authorize an amendment to the articles of Incorporation to specifically increase the authorized shares to One Billion (1,000,000,000), consisting of; (i) Seven Hundred Million (700,000,000) shares of Common Stock, par value $0.0001 per share, Three Hundred Million (300,000,000) shares of preferred stock, par value $0.0001 per share which are issuable in one or more Series; to designate 10,000,000 preferred shares as Series A Preferred Stock and, (iv) to designate 10,000,000 preferred shares as Series B Preferred Stock.

On September 22, 2023, the Company issued 72,000 restricted shares of common stock (Post split) valued at $489,600 for prepaid services of which $0 and $367,200 was expensed during the years ended December 31, 2025 and 2024 respectively.

On July 16, 2026, the Company completed a 1-for-500 reverse stock split of our issued and outstanding common stock. The financial statements have been retroactively restated to show the effect of the stock split.

NOTE 9 – SUBSEQUENT EVENTS

On February 5, 2026, the Company entered into an Asset Purchase agreement whereby the Company acquired various physical and intangible assets for 1,000,000 shares of Series A Preferred Stock.

On February 10, 2026, the Company filed Certificate of Change to its Articles of Incorporation, as amended, with the Secretary of Nevada to change the Company’s corporate name to Ecominas Corp. In addition to the name change the Company also underwent a change in control through a private transaction. As part of the change of Tejas Bansilal Parikh resigned from the positions of President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Secretary of the Company and the Company appointed Mr. Silva Canelon to these positions.

In accordance with ASC 855 the Company’s management reviewed all material events through April  9, 2026, and noted no material subsequent events.

F-15

ECOMINAS CORP.

(FKA INTERNATIONAL LUXURY PRODUCTS, INC.,)

CONDENSED BALANCE SHEETS

ASSETS	March 31, 2026 (UNAUDITED)	December 31, 2025 (AUDITED)

Cash	$-	$-
Total assets	-	-

Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	$238,142	$239,578
Notes payable	150,529	115,405
Notes payable - related party	68,785	68,785
Due to related parties	5,293	5,293
Total current liabilities	462,749	429,061

Total liabilities	462,749	429,061

Commitments and Contingencies (Note 6)	-	-

Series A Preferred stock, par value $0.0001 per share; 10,000,000 authorized and 10,000 and 10,000 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	-	-

Series B Preferred stock, par value $0.0001 per share; 10,000,000 authorized and 5,000,000 and 5,000,000 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	500	500

Common Shares 700,000,000 authorized shares, par value $0.0001 215,342 and 215,342 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	22	22
Additional paid-in capital	5,025,609	5,025,609
Accumulated deficit	(5,488,880)	(5,455,192)
Total stockholders' deficit	(462,749)	(429,061)

Total liabilities and stockholders' deficit	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-16

ECOMINAS CORP.

(FKA INTERNATIONAL LUXURY PRODUCTS, INC.,)

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the three months ended
	March 31
	2026	2025

Sales	$-	$-

Operating expenses
Professional fees	29,551	10,000
General and administrative	1,284	594
Total operating expenses	30,835	10,594

Loss from operations	(30,835)	(10,594)

Other expenses
Interest expense	(2,853)	(2,384)
Total other expenses	(2,853)	(2,384)

Net loss before tax provision	(33,688)	(12,978)
Tax provision	-	-
Net loss	$(33,688)	$(12,978)

Net loss per common share: basic and diluted	$(0.16)	$(0.06)
Weighted average common shares outstanding - basic and diluted	215,342	215,342

The accompanying notes are an integral part of these unaudited financial statements.

F-17

ECOMINAS CORP.

(FKA INTERNATIONAL LUXURY PRODUCTS, INC.,)

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the three months ended
	March 31, 2026	March 31, 2025
Cash Flows from Operating Activities
Net loss	$(33,688)	$(12,978)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in assets and liabilities
Accounts payable and accrued expenses	(1,436)	2,384
Net cash used in operating activities	(35,124)	(10,594)

Cash Flows from Financing Activities
Proceeds from notes payable	35,124	10,594
Net cash provided by financing activities	35,124	10,594

Net decrease in cash	$-	-
Cash, beginning of period	-	-
Cash, end of period	$-	$-

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-18

ECOMINAS CORP.

(FKA INTERNATIONAL LUXURY PRODUCTS, INC.,)

CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIT

(UNAUDITED)

	Series A		Series B						Total
	Preferred		Preferred		Common		Paid-In	Accumulated	Stockholders'
	Shares	Par Value	Shares	Par Value	Shares	Par Value	Capital	Deficit	Deficit
Balance, December 31, 2025	10,000	-	5,000,000	$500	215,342	$22	$5,025,609	$(5,455,192)	$(429,061)
Net loss								(33,688)	(33,688)
Balance, March 31, 2026	10,000	-	5,000,000	500	215,342	22	5,025,609	(5,488,880)	(462,749)

Balance, December 31, 2024	10,000	-	5,000,000	500	215,342	22	5,025,609	(5,408,790)	(382,659)
Net loss								(12,978)	(12,978)
Balance, March 31, 2025	10,000	-	5,000,000	$500	215,342	$22	$5,025,609	$(5,421,768)	$(395,637)

The accompanying notes are an integral part of these unaudited financial statements.

F-19

ECOMINAS CORP.

(FKA INTERNATIONAL LUXURY PRODUCTS, INC.,)

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2026

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Organization

The Company was incorporated on August 22, 1995 as a Nevada corporation under the name H. Herbig Land & Livestock Incorporated. From the date of incorporation to December 2, 1997 the Company had no significant operating activities. On December 2, 1997, the Company entered a purchase agreement with Mr. William E. Edwards to purchase the name Dermalay Industries, Inc., and inventory owned by Mr. Edwards in exchange for 2,550,000 shares of common stock. The Company is deemed to have entered the development stage effective December 2, 1997.

On May 12, 2023, the Company’s Board of Directors approved a One for Three Hundred (1-for-300) Reverse Stock Split of the issued and outstanding shares of Common Stock. As of the date of filing the reverse split has not been approved by FINRA and as such the financial statements have not been retroactively restated to reflect the split.

On May 13, 2023, the Company filed Certificate of Change to its Articles of Incorporation, as amended, with the Secretary of Nevada to change the Company’s corporate name to Maya Innovations Corp.

On March 20, 2023, the Company entered into an Asset Purchase Agreement (“Purchase Agreement”), by and among the Company, on the one hand, (“Buyer”), and Maya Innovations, LLC (“MILLC”) and Maya Praveen Kumar, an individual (“Kumar”) and the sole-officer, director, and shareholder of MILLC, on the other hand (collectively, MILLC and Kumar are hereinafter referred to as the “Seller”) whereby the Company acquired various artificial intelligence related assets from the Seller for use in the healthcare industry. On September 15, 2023, the Company, and Maya Praveen Kumar, an individual (“Maya”) entered into an Unwind Agreement and Mutual Release (the “Unwind Agreement”), for the purpose of unwinding, and rendering void, the Asset Purchase Agreement (“Original APA”) executed by and between the Company and Maya on March 20, 2023. The Parties mutually and voluntarily agreed to unwind the transaction contemplated by the Original APA. Accordingly, the Company returned all the Assets acquired per the Original APA once Maya has cancelled, and returned to the Company’s treasury, the 3,000,000 restricted shares of the Company’s common stock and 1,000,000 shares of the Company’s Series A Preferred Stock that were issued per the terms of the Original APA.

On the same day the Company entered into an Asset Purchase Agreement (“Purchase Agreement”), by and among the Company and Pure North Analytics, an unincorporated company based out of Dubai (“PNA”) and Tejas Bansilal Parikh, an individual (“Parikh”) (collectively, PNA and Parikh are hereinafter referred to as the “Seller”) whereby the Company acquired various artificial intelligence related assets from the Seller relating to artificial intelligence tailored for financial markets. Specifically, PNA’s expertise lies in predicting future share prices for Fortune 1000 companies that adhere to ESG (Environmental, Social, and Governance) standards, which significantly influence investor decisions. This tool can be offered by brokerages and financial institutions to their clients via subscription, empowering them to make well-informed investment choices. Collectively, all intellectual property, proprietary and nonproprietary technology, know-how, and all other assets of the Seller that maybe, directly, or indirectly, applied to the artificial intelligence field insofar as the financial industry are referred to hereinafter as the “Acquired Assets.” In exchange for the Acquired Assets, the Company issued 6,000,000 restricted shares of its common stock (the “Common Shares”). Each of the Corporation and Seller shall make customary representations, warranties, covenants, and indemnities in connection with the Purchase Agreement Pursuant to the terms of the Purchase Agreement.

In connection with the foregoing, on September 26, 2023, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Tejas Bansilal Parikh (the “Mr. Parikh”) whereby Mr. Parikh has agreed to serve as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and as Chairman of the Company’s Board of Directors.

Additionally, the Company received notice of resignation from Andrew Gaudet (“Gaudet”) from the positions of President, Chief Executive Officer, Treasurer, Chief Financial Officer, and, Secretary of the Company (the “Resignation”). Gaudet’s resignation from such positions was not the result of any disagreements between Gaudet and the Company relating to the Company’s operations, policies, or practices.

F-20

Gaudet shall retain his position as a member of the Company’s Board of Directors until his resignation or until a successor is duly appointed at a meeting of the Company’s Shareholders.

On September 21, 2023, the Company’s Board of Directors, approved changing the Company name from Maya Innovations Corp. to Pure North Analytics Corp.

On November 16, 2023, the Company’s Board of Directors, approved changing the Company name back to International Luxury Products, Inc.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. Management is of the opinion that all necessary adjustments have been made to make these interim financial statements not misleading.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. During the three months ended March 31, 2026, the Company incurred net losses of $33,688, and accumulated deficits of $5,488,880. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

We are entirely dependent on our ability to attract and receive funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans. Any additional equity financing may involve substantial dilution to our then existing stockholders.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Intangible assets

The Company follows Financial Accounting Standard Board’s (FASB) Codification Topic 350-10 (“ASC 350-10”), “Intangibles – Goodwill and Other”. According to this statement, intangible assets with indefinite lives are no longer subject to amortization, but rather an annual assessment of impairment by applying a fair-value based test. Under ASC 350-10, the carrying value of assets are calculated at the lowest level for which there are identifiable cash flows.

F-21

Income taxes

The Company accounts for its income taxes in accordance with FASB Codification Topic ASC 740-10, “Income Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Stock-based compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with two financial institutions in the form of demand deposits.

Loss per Share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Revenue Recognition

The Company recognizes revenue from its contracts with customers in accordance with ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue related to contracts with customers is evaluated utilizing the following steps: (i) Identify the contract, or contracts, with a customer; (ii) Identify the performance obligations in the contract; (iii) Determine the transaction price; (iv) Allocate the transaction price to the performance obligations in the contract; (v) Recognize revenue when the Company satisfies a performance obligation.

Fair Value of Financial Instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

F-22

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of March 31, 2026 and December 31, 2025 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third-party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements at March 31, 2026 and December 31, 2025.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. This ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. This ASU is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The amendments in this ASU should be applied retrospectively to all prior periods presented in the financial statements. The Company adopted the ASU and determined that its adoption did not have a material impact on the Company’s consolidated financial statements and related disclosures. As defined in the ASU, operating segments are components of an enterprise about which discrete financial information is regularly provided to the CODM in making decisions on how to allocate resources and assess performance for the organization. The Company operates and manages its business as one reportable and operating segment. The Company’s CODM is the Chief Executive Officer. The Company’s CODM reviews consolidated operating results to make decisions about allocating resources and assessing performance for the entire Company.

The Company does not believe that other standards, which have been issued but are not yet effective, will have a significant impact on its financial statements.

NOTE 4 –NOTES PAYABLE

Promissory notes payable as of March 31, 2026 and December 31, 2025 consists of the following:

March 31, 2026	December 31, 2025
8,012	8,012
3,590	3,590
5,650	5,650
5,000	5,000
10,000	10,000
8,000	8,000
7,880	7,880
10,000	10,000
3,500	3,500
750	750
169	169
3,000	3,000
10,000	10,000
1,102	1,102
6,000	6,000
3,440	3,440
10,000	10,000
594	594
4,500	4,500
5,000	5,000
5,000	5,000
700	700
3,000	3,000
518	518
349	-
34,775	-
$150,529	$115,405

During the year ended March 31, 2026 and December 31, 2025, the Company had promissory notes amounting to $150,529 and $115,405 due to the same noteholder, respectively of which $35,124 were issued during the three months ended March 31, 2026 for general operating purposes. The notes carry an interest rate of 10% and are due upon demand.

During the year ended March 31, 2026 and 2025, the Company recorded interest expense related to these notes of $2,853 and $2,384, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

NOTES PAYABLE – Related Party

Notes payable – Related party as of March 31, 2026 and December 31, 2025 consists of the following:

March 31, 2026	December 31, 2025
$6,910	$6,910
23,247	23,247
38,628	38,628
$68,785	$68,785

F-23

As of March 31, 2026 and December 31, 2025, the Company had various promissory notes due to officers and shareholders amounting to $68,785. The notes carry an interest rate of 0% and are due upon demand.

Due to related Party

As of March 31, 2026 and December 31, 2025, the Company had amount due to related parties of $5,293 and $5,293, respectively. These advances carry 0% and are due upon demand.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

NOTE 7 – STOCKHOLDERS’ EQUITY

As of March 31, 2026 and December 31, 2025, the Company had 215,342 and 215,342 shares of common stock (Post split), 10,000 and 10,000 shares of Series A Preferred Stock, and 5,000,000 and 5,000,000 shares of Series B Preferred Stock issued and outstanding, respectively.

On May 12, 2023, the Company’s Board of Directors approved a One for Three Hundred (1-for-300) Reverse Stock Split of the issued and outstanding shares of Common Stock. As of the date of filing the reverse split has not been approved by FINRA and as such the financial statements have not been retroactively restated to reflect the split.

On October 12, 2023, the Board of Directors authorize an amendment to the articles of Incorporation to specifically increase the authorized shares to One Billion (1,000,000,000), consisting of; (i) Seven Hundred Million (700,000,000) shares of Common Stock, par value $0.0001 per share, Three Hundred Million (300,000,000) shares of preferred stock, par value $0.0001 per share which are issuable in one or more Series; to designate 10,000,000 preferred shares as Series A Preferred Stock and, (iv) to designate 10,000,000 preferred shares as Series B Preferred Stock.

On July 16, 2026, the Company completed a 1-for-500 reverse stock split of our issued and outstanding common stock. The financial statements have been retroactively restated to show the effect of the stock split.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855 the Company’s management reviewed all material events through May 14, 2026 and noted no material subsequent events.

F-24

Ecominas Corp.

40,000,000 SHARES OF COMMON STOCK

________________________

PROSPECTUS

________________________

DEALER PROSPECTUS DELIVERY OBLIGATION

Until July 29, 2026, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with this offering described in this registration statement (other than the underwriting discount and commissions) are as follows:

Amount
SEC registration fee	$$55.24
Accountants’ fees and expenses	$15,000.00
Legal fees and expenses	$25,000.00
Miscellaneous	$1,000.00
Total expenses	$41,055.24

Item 14. Indemnification of Directors and Officers.

Our Articles of Incorporation and Bylaws both provide for the indemnification of our officers and directors to the fullest extent permitted by the Nevada Revised Statutes (the “NRS”). Our Articles of Incorporation state that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company must indemnify, to the maximum extent permitted by Nevada law, its officers and directors in any civil, criminal, administrative or investigative proceeding, except an action by or in the right of the Company, including attorneys’ fees, judgments, fines and amounts paid in settlement, provided he or she acted in good faith and in a manner that he or she reasonably believed to be in, and not opposed to the Company’s best interests. Pursuant to NRS 78.138, no indemnification is required if it is proven that the officer or director breached his or her fiduciary duties and that breach involved intentional misconduct, fraud, or a known violation of law. The termination of any such proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, shall not by itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the Company’s best interests and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. Additionally, the Company must indemnify officers and directors who are party or are threatened to be made a party to any action or lawsuit by or in the right of the Company to the maximum extent permitted by the NRS, including attorneys’ fees, unless it is proven that his or her act, or failure to act, was a breach of fiduciary duty involving intentional misconduct, fraud, or a known violation of law, rendering him or her liable under NRS 78.138, unless he or she acted in good faith and in a manner in which he or she reasonably believed to be in, and not opposed to, the Company’s best interests. The Board of Directors in its sole discretion, may indemnify the Company’s employees and agents to the extent not prohibited by the NRS or other applicable law. The Company may advance the costs of defense to persons involved in legal proceedings, at the discretion of the Board of Directors, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it is determined that he or she is entitled to indemnification by the Company, the NRS.

Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding securities issued by the Company during the three years preceding the date of this registration statement that were not registered under the Securities Act of 1933, as amended. Unless otherwise indicated, all common-share amounts have been adjusted to give effect to the Company’s 1-for-500 reverse stock split effective July 16, 2026. No underwriter, placement agent, or broker-dealer participated in any of the transactions described below, and no underwriting discounts or commissions were paid.

March 2023 Asset Acquisition and Subsequent Cancellation

On March 20, 2023, the Company issued an aggregate of 6,000 post-split shares of restricted common stock, representing 3,000,000 shares before the reverse stock split, and 1,000,000 shares of Series A Preferred Stock to Maya Praveen Kumar and/or Maya Innovations, LLC as consideration for certain artificial-intelligence-related assets.

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On September 15, 2023, the parties entered into an Unwind Agreement and Mutual Release pursuant to which the asset acquisition was rescinded. The acquired assets were returned, and the securities issued as consideration were cancelled and returned to the Company’s treasury.

The securities were issued without registration in reliance upon Section 4(a)(2) of the Securities Act. The transaction involved a limited number of recipients who negotiated directly with the Company and had access to information concerning the Company and the transaction. The issuance did not involve any public offering or general solicitation, and the securities were issued as restricted securities.

September 2023 Asset Acquisition

On September 15, 2023, the Company issued an aggregate of 12,000 post-split shares of restricted common stock, representing 6,000,000 shares before the reverse stock split, to Pure North Analytics and/or Tejas Bansilal Parikh as consideration for certain artificial-intelligence-related assets. The Company received the acquired assets as non-cash consideration for the issuance.

The securities were issued without registration in reliance upon Section 4(a)(2) of the Securities Act. The transaction involved a limited number of recipients who negotiated directly with the Company and had access to information concerning the Company and the transaction. The issuance did not involve any public offering or general solicitation, and the shares were issued as restricted securities.

September 2023 Compensatory Issuance

On September 22, 2023, the Company issued 72,000 post-split shares of restricted common stock, representing 36,000,000 shares before the reverse stock split, to Tejas Bansilal Parikh in connection with services to be provided to the Company under an executive employment arrangement. The shares were valued at an aggregate of $489,600 and were issued as non-cash compensation for services.

The securities were issued without registration in reliance upon Section 4(a)(2) of the Securities Act. Mr. Parikh was an executive officer of the Company, had access to information concerning the Company and its business, and acquired the shares for investment. The transaction did not involve a public offering or general solicitation, and the shares were issued as restricted securities.

February 2026 Asset Acquisition

On February 5, 2026, the Company entered into an Asset Purchase Agreement with Francisco Antonio Sbert Mousko. On July 24, 2026, the parties amended the agreement to exclude all physical assets identified on Schedule A, reduce the consideration from 1,000,000 to 700,000 shares of Series A Preferred Stock, and limit the acquired assets to the technology and intellectual-property assets identified on Schedule B and the operational-use real-property interests identified on Schedule C. The transaction closed on July 24, 2026, and the Company issued 700,000 restricted shares of Series A Preferred Stock to Mr. Mousko as consideration for the acquired assets.

The acquired assets included software tools, analytical models, methodologies, technical documentation, development-stage technology, and operational-use real-property interests. The acquired assets did not include equipment, machinery, vehicles, aircraft, warehouse assets, spare parts, mineral concessions, mining rights, mineral reserves, an operating business, customer contracts, or an existing revenue stream. The Company expects to rent, lease, or otherwise obtain equipment from third parties as needed.

The securities were issued without registration in reliance upon Section 4(a)(2) of the Securities Act. The transaction involved a single recipient who negotiated directly with the Company and had access to information concerning the Company and the terms of the transaction. The transaction did not involve a public offering or general solicitation, and the Series A Preferred Stock was issued as restricted securities.

July 2026 Executive Compensation Issuances

Effective July 17, 2026, the Company entered into separate Executive Employment Agreements with Ricardo Enrique Silva Canelon and Andrew Gaudet. Pursuant to those agreements, and as approved and ratified by the Board of Directors on July 21, 2026, the Company issued 36,000,000 restricted shares of common stock to Mr. Canelon and 12,000,000 restricted shares of common stock to Mr. Gaudet, for an aggregate issuance of 48,000,000 shares.

The shares were issued without registration in reliance upon Section 4(a)(2) of the Securities Act. Each recipient was an executive officer and director of the Company, had access to information concerning the Company and its business, and represented that the shares were being acquired for investment and not with a present view toward an unlawful distribution. The issuances did not involve a public offering or general solicitation, and the shares were issued as restricted securities bearing appropriate restrictive legends or book-entry notations.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description
3.1	Articles of Incorporation of the Registrant, as amended and restated. (1)
3.2	Bylaws of the Registrant. (1)
3.3	Certificate of Amendment changing the Registrant’s corporate name to Ecominas Corp.*
3.4	Certificate of Change effectuating the Registrant’s 1-for-500 reverse stock split.*
3.5	Certificate of Designation of Series B Preferred Stock, filed with the Nevada Secretary of State on November 1, 2023.*
5.1	Opinion of Business Legal Advisors, LLC regarding the validity of the shares of Common Stock being registered.*
10.1	Asset Purchase Agreement, effective February 5, 2026, between the Registrant and Francisco Antonio Sbert Mousko.(1)
10.2	Executive Employment Agreement, effective July 17, 2026, between the Registrant and Ricardo Enrique Silva Canelon.(2)
10.3	Executive Employment Agreement, effective July 17, 2026, between the Registrant and Andrew Gaudet.(2)
10.4	First Amendment to Asset Purchase Agreement, effective July 24, 2026, between the Registrant and Francisco Antonio Sbert Mousko.*
23.1	Consent of Fruci & Associates II, PLLC, independent registered public accounting firm.*
23.2	Consent of Business Legal Advisors PLLC, included in Exhibit 5.1.*
101.INS	Inline XBRL Instance Document — the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.*
101.SCH	Inline XBRL Taxonomy Extension Schema Document.*
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.*
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.*
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.*
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.*
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).*
107	Filing Fee Table.*

_____________________

(1)	Incorporated by reference to Registrant’s Amendment No. 1 to Registration Statement on Form 10 filed with the SEC on April 9, 2026.
(2)	Incorporated by reference to the Registrant’s Form 8-K filed with the SEC on July 21, 2026.
* Filed herewith.

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Item 17. Undertakings.

(a)

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)

For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly on this 29th day of July, 2026.

Ecominas Corp.

By:	/s/ Ricardo Enrique Silva Canelon
Ricardo Enrique Silva Canelon
Chief Executive Officer, principal executive officer, principal financial and accounting officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Ricardo Enrique Silva Canelon	Chief Executive Officer and Chairman	July 29, 2026
Ricardo Enrique Silva Canelon	(principal executive officer principal financial and accounting officer)

/s/ Andrew Gaudet	Chief Operating Officer and Director	July 29, 2026
Andrew Gaudet

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ricardo Enrique Silva Canelon as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Ricardo Enrique Silva Canelon	Chief Executive Officer and Chairman	July 29, 2026
Ricardo Enrique Silva Canelon	(principal executive officer principal financial and accounting officer)

/s/ Andrew Gaudet	Chief Operating Officer and Director	July 29, 2026

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